Exhibit 10.1

PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
Capitol of Texas Insurance Group Inc.

AS SELLER AND
Austin Lakeside Hotel Owner LLC
AS PURCHASER
DATED AS OF FEBRUARY 4, 2016
FOR THE
RADISSON HOTEL & SUITES - AUSTIN DOWNTOWN

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ii

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into to be effective as of February 4, 2016 (the “Effective Date”), by and between Capitol of Texas Insurance Group Inc., a Delaware corporation (“Seller”); and Austin Lakeside Hotel Owner LLC, a Delaware limited liability company, or its permitted designee(s) or assign(s) in accordance with this Agreement (individually and collectively, “Purchaser”). Seller and Purchaser are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.
WHEREAS, Seller is the owner of the hotel facility located at 111 East Cesar Chavez Street in Austin, Texas, known generally as the “Radisson Hotel & Suites-Austin Downtown” (the “Hotel”), all as more specifically described in this Agreement.
WHEREAS, Seller desires to sell the Hotel to Purchaser, and Purchaser desires to purchase the Hotel from Seller, on the terms set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. In addition to the terms defined above in the introduction and recitals to this Agreement, the following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.
“Accounts Receivable” means all amounts which Seller is entitled to receive from the Business which are not paid as of the Closing, including, without limitation, charges for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotel prior to Closing, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotel prior to Closing, but expressly excluding all (i) credit card charges, checks and other instruments which Seller has submitted for payment as of the Closing, and (ii) items of income otherwise prorated pursuant to Section 11.2 or 11.3.1.
“Affiliate” means, with respect to the Person in question, any other Person that, directly or indirectly, (i) owns or controls fifty percent (50%) or more of the outstanding voting and/or equity interest of such Person, or (ii) controls, is controlled by or is under common control with, the Person in question. For purposes of this definition, the term “control” and its derivations means having the power, directly or indirectly, to direct the management, policies or general conduct of business of the Person in question, whether by the ownership of voting securities, contract or otherwise.
“Anti‑Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other Applicable Law addressing or in any way relating to terrorist acts and acts of war.

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“Applicable Law” means (i) all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, board of fire underwriters and similar quasi‑governmental authority, and (ii) any judgment, injunction, order or other similar requirement of any court or other adjudicatory authority, in effect at the time in question and in each case to the extent the Person or Property in question is subject to the same.
“Assumed Liabilities” has the meaning set forth in Section 2.3.
“Beverage Services Agreement” has the meaning set forth in Section 8.3.1.
“Bookings” has the meaning set forth in Section 2.1.16.
“Books and Records” has the meaning set forth in Section 2.1.13.
“Business” means the lodging business and all activities related thereto conducted at the Hotel, including, without limitation, (i) the rental of any guest, conference or banquet rooms or other facilities at the Hotel, (ii) the operation of any restaurant, bar or banquet services, together with all other goods and services provided at the Hotel, (iii) the rental of any commercial or retail space to tenants at the Hotel, (iv) the maintenance and repair of the Real Property and tangible Personal Property, (v) the employment of the Employees, and (vi) the payment of Taxes.
“Business Day” means any day other than a Saturday, Sunday, federal legal holiday, or day that national banks are closed for a holiday.
“Casualty” has the meaning set forth in Section 14.1.
“Closing” has the meaning set forth in Section 10.1.
“Closing Condition Failure” means any Mutual Closing Condition Failure, Purchaser Closing Condition Failure, or Seller Closing Condition Failure which has not been waived by the applicable Party.
“Closing Date” has the meaning set forth in Section 10.1.
“Closing Escrow” has the meaning set forth in Section 10.2.
“Closing Statement” has the meaning set forth in Section 11.1.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.
“Condemnation” has the meaning set forth in Section 14.2.
“Contracts” means, collectively, the Equipment Leases and Operating Agreements.
“Cut‑Off Time” has the meaning set forth in Section 11.2.
“Data Room Web Site” has the meaning set forth in Section 4.1.3(a).

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“Deed” means the special warranty deed delivered by Seller to Purchaser pursuant to Section 10.3.1(b).
“Deposit” has the meaning set forth in Section 3.2.1.
“Earnest Money” means, at the time in question, the amounts then deposited with Escrow Agent in respect of the Deposit and, if applicable, the Extension Deposit, together with all interest and any other amounts earned thereon.
“Earnest Money Escrow Agreement” has the meaning set forth in Section 3.2.1.
“Employees” means, at the time in question, all persons employed full‑time or part‑time at the Hotel and employed by the Existing Manager.
“Employment Agreements” has the meaning set forth in Section 7.1.7(b).
“Environmental Claims” means all claims for reimbursement, remediation, abatement, removal, clean up, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the (i) presence or actual or potential spill, leak, emission, discharge or release of any Hazardous Substances over, on, in, under or from the Property, or (ii) violation of any Environmental Laws with respect to the Property.
“Environmental Laws” means any Applicable Laws which regulate the manufacture, generation, formulation, processing, use, treatment, handling, presence, storage, disposal, distribution or transportation, or an actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, (ii) the Resource Conservation and Recovery Act, (iii) the Federal Water Pollution Control Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, (vii) the Hazardous Materials Transportation Act, (viii) the National Environmental Policy Act, (ix) the Superfund Amendments and Reauthorization Act of 1986, (x) the Hazardous and Solid Waste Amendments of 1984, (xi) the Safe Drinking Water Act, (xii) Resource Recovery and Conservation Act, and similar state and local laws, as amended as of the time in question.
“Environmental Liabilities” means all liabilities and obligations under any Environmental Laws arising from or in connection with the Property, including, without limitation, any obligations to obtain any licenses, permits or approvals for the use, storage, or disposal of any Hazardous Substances, or to manage, monitor, control, contain, remove, remedy, respond to, clean up or abate any actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media.
“Equipment Leases” has the meaning set forth in Section 2.1.9.

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“Escrow Agent” means Title Company.
“Exchange Party” has the meaning set forth in Section 3.5.
“Excluded IT Systems” has the meaning set forth in Section 2.2.6.
“Excluded Property” has the meaning set forth in Section 2.2.
“Existing Management Agreement” means that certain Hotel Services Agreement dated January 1, 2001 (as amended and assigned) between Seller, as owner, and Existing Manager, pursuant to which the Hotel is currently operated.
“Existing Manager” means Talbert Hotel Corporation, a Texas corporation, in its capacity as the manager for the benefit of Seller pursuant to the Existing Management Agreement.
“Extension Deposit” has the meaning set forth in Section 10.1.
“F&B” has the meaning set forth in Section 2.1.6.
“FF&E” has the meaning set forth in Section 2.1.3.
“Forestar” has the meaning set forth in Section 2.2.10.
“Governmental Authority” means any federal, state, county, city or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or Property in question.
“Guest Ledger” means all charges accrued to the open accounts of any guests or customers at the Hotel as of the Cut‑Off Time for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotel.
“Hazardous Substances” means any hazardous or toxic substances, materials, waste, pollutants or contaminants, whether in solid, semisolid, liquid or gaseous form as defined in or regulated under any Environmental Laws, including, without limitation, asbestos, toxic mold, radon, petroleum or petroleum by-products and polychlorinated biphenyls.
“Hotel Guest Data” means all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and any other guest or customer information in any database of Radisson or its Affiliates, whether obtained or derived by Radisson, Seller or their Affiliates from: (a) guests or customers of the Hotel or any facility associated with the Hotel; (b) guests or customers of any other hotel or lodging property (including any condominium or interval ownership properties) owned, leased, operated, licensed or franchised by a Radisson Entity, or any facility associated with such hotels or other properties (including restaurants, golf courses and spas); or (c) any other sources and databases, including Radisson brand websites and Radisson central reservations database.

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“Hotel Guest Information” means any guest profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and other information obtained in the Ordinary Course of Business from guests of the Hotel during such guests’ stay at the Hotel or during such guests’ use of the facilities associated with the Hotel.
“Improvements” has the meaning set forth in Section 2.1.2.
“Indemnification Claim” has the meaning set forth in Section 15.5.1.
“Indemnification Loss” means, with respect to any Indemnitee, any actual (and not contingent) liability, damage (but expressly excluding any consequential and punitive damages), loss, cost or expense, including, without limitation, reasonable attorneys’ fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission or occurrence in question.
“Indemnitee” has the meaning set forth in Section 15.5.1.
“Indemnitor” has the meaning set forth in Section 15.5.1.
“Independent Consideration” has the meaning set forth in Section 3.2.5.
“Inspections” has the meaning set forth in Section 4.1.2.
“Intellectual Property” has the meaning set forth in Section 2.1.12.
“Inventoried Baggage” has the meaning set forth in Section 12.2.
“Inventoried Safe Deposit Boxes” has the meaning set forth in Section 12.1.
“IT Systems” has the meaning set forth in Section 2.1.5.
“Knowledge” means (i) with respect to Seller, the actual knowledge of Tom Etheredge, without any duty of inquiry or investigation (other than, with respect to Seller’s representations and warranties in Section 7.1 that are qualified by Seller’s Knowledge, the duty to make inquiry of the General Manager of the Hotel), and expressly excluding the knowledge of any other shareholder, partner, member, affiliate, parent company, trustee, beneficiary, director, officer, manager, employee, agent or representative of Seller or any of their Affiliates, and (ii) with respect to Purchaser, (A) the actual knowledge of Matthew Livian and Jesse Goepel, and expressly excluding the knowledge of any other shareholder, partner, member, affiliate, parent company, trustee, beneficiary, director, officer, manager, employee, agent or representative of Purchaser or any of its Affiliates, (B) any matter disclosed in any exhibits or schedules to this Agreement, (C) any matter disclosed in any of the Seller Due Diligence Materials or any other documents or materials provided by Seller to Purchaser in writing prior to Closing, and (D) any matter disclosed by the Inspections or in the Purchaser Due Diligence Reports. For the purposes of this definition, the term “actual knowledge” means, with respect to any person, the conscious awareness of such person at the time in question, and expressly excludes any constructive, imputed or implied knowledge of such person.
“Land” has the meaning set forth in Section 2.1.1.

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“Liability” means any liability, obligation, damage, loss, diminution in value, cost or expense of any kind or nature whatsoever, whether accrued or unaccrued, actual or contingent, known or unknown, foreseen or unforeseen.
“Licenses and Permits” has the meaning set forth in Section 2.1.11.
“Liquor License Permittee” means CCA Hospitality, Inc., a Texas corporation, being the holder of the Liquor Licenses for the Hotel.
“Liquor Licenses” has the meaning set forth in Section 8.3.
“Material Casualty” has the meaning set forth in Section 14.1.1.
“Material Condemnation” has the meaning set forth in Section 14.2.1.
“Material Contract” means any Contract (i) requiring aggregate annual payments in excess of Twenty-Five Thousand and no/100 Dollars ($25,000.00) for any year during the term of such Contract after the Closing, or (ii) that is not terminable upon 30 days’ (or less) notice without payment of any fee, penalty or premium.
“MEP Contract” means the proposal from Trane Building Services, Proposal ID No. 1843908, dated December 15, 2015 relating to the Property, a copy of which is located in the Data Room Web Site.
“MEP Work” means the work being performed at the Property pursuant to the MEP Contract.
“Mutual Closing Condition Failure” means a failure of a Mutual Closing Condition.
“Mutual Closing Conditions” has the meaning set forth in Section 9.1.1.
“New Manager” means the management company that Purchaser engages to operate the Hotel, if any, after Closing, which may be the Existing Manager.
“New Title and Survey Election Notice” has the meaning set forth in Section 5.3.3.
“New Title and Survey Objection Notice” has the meaning set forth in Section 5.3.3.
“New Title and Survey Response Notice” has the meaning set forth in Section 5.3.3.
“New Title Exception” has the meaning set forth in Section 5.3.3.
“Notice” has the meaning set forth in Section 16.1.1.
“Operating Agreements” has the meaning set forth in Section 2.1.10.
“Ordinary Course of Business” means the ordinary course of business consistent with Seller’s past custom and practice for the Business, taking into account the facts and circumstances in existence from time to time.

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“Permitted Exceptions” has the meaning set forth in Section 5.3.2.
“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.
“Personal Property” means the Property other than the Real Property.
“Personal Property Sales Taxes” has the meaning in Section 11.4.2.
“Plans and Specifications” has the meaning set forth in Section 2.1.14.
“Post-Closing Employee Obligations” has the meaning provided in Section 8.4.3.
“Post-Execution Disclosure” has the meaning set forth in Section 16.14.
“Pre-Closing Employee Obligations” has the meaning provided in Section 8.4.2.
“Property” has the meaning set forth in Section 2.1.
“Proprietary Marks” has the meaning set forth in Section 2.2.2.
“Proprietary Property” has the meaning set forth in Section 2.2.2.
“Prorations” has the meaning set forth in Section 11.2.
“Purchase Price” has the meaning set forth in Section 3.1.
“Purchased Accounts Receivable” has the meaning set forth in Section 2.1.17.
“Purchaser Closing Condition Failure” has the meaning set forth in Section 13.2.
“Purchaser Closing Conditions” has the meaning set forth in Section 9.2.1.
“Purchaser Closing Deliveries” has the meaning set forth in Section 10.3.2.
“Purchaser Closing Documents” has the meaning set forth in Section 7.2.2.
“Purchaser Cure Period” has the meaning set forth in Section 13.4.
“Purchaser Default” has the meaning set forth in Section 13.3.
“Purchaser Due Diligence Reports” has the meaning set forth in Section 4.1.4.
“Purchaser Indemnitees” means Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, heirs and devisees of each of the foregoing.

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“Purchaser’s Inspectors” has the meaning set forth in Section 4.1.2.
“Purchaser’s New Title Deadline” has the meaning set forth in Section 5.3.3.
Radisson” means Radisson Hotels International, Inc., a Delaware corporation.
“Radisson Entity” means Radisson or any of its respective Affiliates.
“Radisson Franchise Agreement” means that certain License Agreement dated December 26, 2012 by and between Radisson and Seller.
“Real Property” has the meaning set forth in Section 2.1.2.
“Restaurant Management Agreement” means that certain Restaurant Management Agreement dated April 24, 2015 by and between Seller, Existing Manager and Liquor License Permittee.
“Retail Merchandise” has the meaning set forth in Section 2.1.7.
“Retained Liabilities” has the meaning set forth in Section 2.4.
“Section 5.3.1(2) Exception” is defined in Section 5.3.1.
“Seller Closing Condition Failure” means a failure of a Seller Closing Condition.
“Seller Closing Conditions” has the meaning set forth in Section 9.3.1.
“Seller Closing Deliveries” has the meaning set forth in Section 10.3.1.
“Seller Closing Documents” has the meaning set forth in Section 7.1.2.
“Seller Cure Period” has the meaning set forth in Section 13.2.
“Seller Default” has the meaning set forth in Section 13.1.
“Seller Due Diligence Materials” has the meaning set forth in Section 4.1.3(a).
“Seller Indemnitees” means Seller, Radisson, the Existing Manager, Guarantor and their respective Affiliates, and each of their respective shareholders (other than with respect to any public company), members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, heirs and devisees of each of the foregoing.
“Seller’s New Title and Survey Election Period” has the meaning set forth in Section 5.3.3.
“Seller’s Possession” means in the physical possession of any officer or employee of Seller who has primary responsibility for the oversight of the Property on behalf of the Seller; provided, however, that any reference in this Agreement to Seller’s Possession of any documents or materials expressly excludes the possession of any such documents or materials that (i) are legally privileged

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or constitute attorney work product, (ii) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by Seller, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Seller. “Seller’s Possession” expressly excludes materials held by Radisson or Radisson Entities that have not been provided to Seller.
“Starbucks” means Starbucks Corporation, a Washington corporation.
“Starbucks License Agreement” means that certain Master Licensing Agreement dated August 17, 2015 by and between Starbucks and Seller.
“Supplies” has the meaning set forth in Section 2.1.4.
“Survey” has the meaning set forth in Section 5.2.
“Survival Period” has the meaning set forth in Section 15.1.1.
“Tax Free Exchange” has the meaning set forth in Section 3.5.
“Taxes” means any federal, state, county, city, local or foreign, real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any Governmental Authority on Seller with respect to the Property or the Business, including, without limitation, any interest, penalty or fine with respect thereto, but expressly excluding any (i) federal, state, county, city, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transaction described in this Agreement.
“Temporary Starbucks Agreements” has the meaning set forth in Section 8.3.3.
“Tenant Leases” has the meaning set forth in Section 2.1.8.
“Third‑Party Claim” means, with respect to the Person in question, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against the Person in question by any other Person that is not an Affiliate of the Person in question.
“Title Commitment” has the meaning set forth in Section 5.1.
“Title Company” means Fidelity National Title Insurance Company (together with any co-insurers or underwriters as Purchaser may select in its sole discretion).
“Title Policy” has the meaning set forth in Section 5.4.
“Trade Payables” has the meaning set forth in Section 11.2.10.
“Unpermitted Exceptions” has the meaning set forth in Section 5.3.1.

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“WARN Act” means the Worker’s Adjustment and Retraining Notification Act, 29 U.S.C. §2101, et seq., as well as the rules and regulations thereto, set forth in 20 CFR 639, et seq., and any similar state and local laws, as amended from time to time, and any regulations, rules and guidance issued pursuant thereto.
“Warranties” has the meaning set forth in Section 2.1.15.
ARTICLE II
THE PROPERTY AND LIABILITIES
2.1    Description of the Property. Subject to the terms set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest of Seller in and to the property and assets set forth in this Section 2.1, but expressly excluding the Excluded Property (collectively, the “Property”):
2.1.1.    Land. The land described in Schedule 2.1.1, together with all appurtenant easements, hereditaments and appurtenances thereunto and any other rights and interests appurtenant thereto (the “Land”);
2.1.2.    Improvements. All buildings, structures and other improvements located on or affixed to the Land and all fixtures on the Land which constitute real property under Applicable Law (collectively, the “Improvements”; the Land and the Improvements are referred to collectively herein as the “Real Property”);
2.1.3.    FF&E. All fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, tools, vehicles, appliances, art work and other items of tangible personal property which are located at the Hotel and used primarily in the Business, or ordered for future use at the Hotel as of the Closing other than the Supplies, IT Systems, F&B, Retail Merchandise, Books and Records and Plans and Specifications (the “FF&E”);
2.1.4.    Supplies. All china, glassware and silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus, directories and other printed materials, and all other similar supplies and materials, which are located at the Hotel or ordered for future use at the Hotel as of the Closing (the “Supplies”);
2.1.5.    IT Systems. All computer hardware, telecommunications and information technology systems located at the Hotel, and all computer software used at the Hotel (subject to the terms of the applicable license agreement), to the extent the same are transferable, at no cost to Seller, or if any consent is necessary to effectuate such a transfer, Seller shall reasonably cooperate at no liability to Seller in obtaining such consent at Purchaser’s sole cost and expense, but expressly excluding the Excluded IT Systems (the “IT Systems”);
2.1.6.    Food and Beverage. All food and beverages (alcoholic and non-alcoholic) which are located at the Hotel (whether opened or unopened), or ordered for future use at the Hotel as of the Closing, including, without limitation, all food and beverages located in the guest rooms, but

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expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under Applicable Law (the “F&B”);
2.1.7.    Retail Merchandise. All merchandise located at the Hotel and held for sale to guests and customers of the Hotel, or ordered for future sale at the Hotel as of the Closing, including, without limitation, the inventory held for sale in any gift shop, or newsstand operated by Seller or any Affiliate of Seller at the Hotel, but expressly excluding the F&B (the “Retail Merchandise”);
2.1.8.    Tenant Leases. All leases, licenses, concessions and similar agreements, together with all amendments thereof and supplements thereto, (as well as Seller’s interest, if any, in any subleases) granting to any other Person the right to use or occupy any portion of the Real Property, other than the Bookings, together with all security deposits held by the Seller thereunder as of Closing, to the extent the same and such security deposits are transferable, at no cost to Seller (or, if any consent is necessary to effectuate such a transfer, Seller shall reasonably cooperate at no liability to Seller in obtaining such consent at Purchaser’s sole cost and expense) (the “Tenant Leases”);
2.1.9.    Equipment Leases. All leases and purchase money security agreements, together with all amendments thereof and supplements thereto, for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel which are held by Seller or by an Affiliate of Seller and used primarily in the Business, together with all deposits made by Seller thereunder, to the extent the same and such deposits are transferable, at no cost to Seller (or, if any consent is necessary to effectuate such a transfer, Seller shall reasonably cooperate at no liability to Seller in obtaining such consent at Purchaser’s sole cost and expense) (the “Equipment Leases”);
2.1.10.    Operating Agreements. All maintenance, service and supply contracts, booking and reservation agreements, credit card service agreements, and all other similar agreements, together with all amendments thereof and supplements thereto, for goods or services which are held by Seller or by an Affiliate of Seller in connection with the Business, other than the Tenant Leases, Equipment Leases, and Licenses and Permits, together with all deposits made or held by the Seller thereunder, to the extent the same and such deposits are transferable, at no cost to Seller (or, if any consent is necessary to effectuate such a transfer, Seller shall reasonably cooperate at no liability to Seller in obtaining such consent at Purchaser’s sole cost and expense) (the “Operating Agreements”);
2.1.11.    Licenses and Permits. All licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority which are held by Seller or by an Affiliate of Seller with respect to the Hotel, including, without limitation, the construction, use or occupancy of the Hotel or the Business, together with any deposits made by Seller thereunder, to the maximum extent the same and such deposits are transferable, at no cost to Seller (or, if any consent is necessary to effectuate such a transfer, Seller shall reasonably cooperate at no liability to Seller in obtaining such consent at Purchaser’s sole cost and expense) (the “Licenses and Permits”);
2.1.12.    Intellectual Property. All trademarks, trade names, service marks and other intellectual property rights relating to the Property or the Business (the “Intellectual Property”);

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2.1.13.    Books and Records. All books and records, to the extent in the possession of Seller, located at the Hotel which relate exclusively to the Hotel or the Business, which shall include copies of any financial statements for the Hotel and Hotel Guest Information, other than that which Seller is prohibited from transferring to Purchaser pursuant to the Radisson Franchise Agreement, Existing Management Agreement, or Applicable Law, but expressly excluding (a) all Hotel Guest Data, and (b) all documents and other materials which (i) are legally privileged or constitute attorney work product, (ii) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by Seller, or any Radisson Entity, or (iii) constitute internal assessments, reports, studies, memoranda, notes or other correspondence, including, without limitation, all (A) internal financial analyses, appraisals, tax returns, financial statements, (B) corporate or other entity governance records, (C) those portions of Employee personnel files which Seller is not legally entitled or authorized to transfer or disclose, and (D) any work papers, memoranda, analysis, correspondence and similar documents and materials prepared by or for Seller in connection with the transaction described in this Agreement (the “Books and Records”);
2.1.14.    Plans and Specifications. All plans and specifications, blue prints, architectural plans, engineering diagrams and similar items located at the Hotel or in Seller’s Possession which relate exclusively to the Hotel, to the extent the same are transferable, at no cost to Seller, (or, if any consent is necessary to effectuate such a transfer, Seller shall reasonably cooperate at no liability to Seller in obtaining such consent at Purchaser’s sole cost and expense) (the “Plans and Specifications”);
2.1.15.    Warranties. All warranties and guaranties held by Seller with respect to any Improvements or Personal Property, to the extent the same are transferable, at no cost to Seller, (or, if any consent is necessary to effectuate such a transfer, Seller shall reasonably cooperate at no liability to Seller in obtaining such consent at Purchaser’s sole cost and expense) (the “Warranties”);
2.1.16.    Bookings. All bookings and reservations for guest, conference and banquet rooms or other facilities at the Hotel as of the Closing, together with all deposits held by Seller as of Closing with respect thereto (the “Bookings”);
2.1.17.    Certain Accounts Receivable. All Accounts Receivable included in the Guest Ledger as set forth in Section 11.3.1 (collectively, the “Purchased Accounts Receivable”);
2.1.18.    Condemnation/Casualty Proceeds. All awards, compensation or proceeds payable in respect of a Condemnation or Casualty but only to the extent assigned to Purchaser pursuant to Article XIV;
2.1.19.    Starbucks License Agreement. The Starbucks License Agreement, if Purchaser assumes it at Closing in accordance with Section 8.3.3;
2.1.20.    The Restaurant Management Agreement. The Restaurant Management Agreement, if Purchaser assumes it at Closing in accordance with Section 8.2.5; and
2.1.21.    The Existing Management Agreement. The Existing Management Agreement, if Purchaser assumes it at Closing in accordance with Section 8.2.3.

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2.2    Excluded Property. Notwithstanding anything to the contrary in this Agreement, the property, assets, rights and interests set forth in this Section 2.2 (the “Excluded Property”) shall not be transferred, assigned or conveyed to Purchaser, and are excluded from the Property:
2.2.1.    Cash. Except for deposits expressly included in Section 2.1, all cash on hand or on deposit in any house bank, operating account or other account or reserve maintained in connection with the Business;
2.2.2.    Proprietary Property. All (i) trademarks, trade names, service marks, symbols, logos and other intellectual property rights held by any Radisson Entity or the Existing Manager or any portion of Intellectual Property containing the name of Seller or Forestar (the “Proprietary Marks”); (ii) signs and other fixtures and personal property at the Hotel which bear any of the Proprietary Marks; (iii) internal management, operational, employee and similar manuals, handbooks and publications of a Radisson Entity, the Existing Manager, Seller or Forestar; and (iv) Radisson Entity, the Existing Manager, Seller and Forestar’s centralized systems and programs used in connection with the Business, including, without limitation, the (A) sales and marketing, and (B) purchasing systems and programs (collectively, “Proprietary Property”);
2.2.3.    Intentionally Deleted.
2.2.4.    Third‑Party Property. Any fixtures, personal property or intellectual property owned by (i) the lessor under any Equipment Leases, (ii) the supplier, vendor, licensor or other party under any Operating Agreements, or Licenses and Permits, (iii) the tenant under any Tenant Leases, (iv) any Employees, and (v) any guests or customers of the Hotel;
2.2.5.    Hotel Guest Information and Data. Any Hotel Guest Information that Seller is prohibited from transferring to Purchaser pursuant to the Radisson Franchise Agreement, Existing Management Agreement, or Applicable Law and all Hotel Guest Data;
2.2.6.    Excluded IT Systems. Any computer software not owned by Seller (the “Excluded IT Systems”), including, without limitation, any software to which Seller has a nontransferable license, which Seller shall have the right to remove from the Hotel at or prior to Closing to the extent that a transfer of such software was not effectuated to Purchaser under Section 2.1.
2.2.7.    Starbucks License Agreement. The Starbucks License Agreement, if it is terminated at Closing in accordance with Section 8.3.3;
2.2.8.    The Existing Management Agreement. The Existing Management Agreement, if it is terminated at closing in accordance with Section 8.3.3;
2.2.9.    The Radisson Franchise Agreement. The Radisson Franchise Agreement, which shall be terminated by Seller at Closing at Purchaser’s cost and expense;
2.2.10.    Forestar Rights. Rights under all contracts between Seller, on the one hand, and Forestar (USA) Real Estate Group Inc. or any affiliate, subsidiary or related party of Forestar

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(collectively “Forestar”), on the other hand, all warranties and guaranties provided by Forestar, the name “Forestar” and all variants thereof and any logo or emblem embodying such name; and
2.2.11.    The Restaurant Management Agreement. The Restaurant Management Agreement, if it is terminated at Closing in accordance with Section 8.2.5.
2.3    Assumed Liabilities. At Closing, Purchaser shall assume all Liabilities arising from, relating to or in connection with the Property or the Hotel that (i) arise at and after Closing or (ii) arise before or after Closing, to the extent that Purchaser has received a credit for such Liabilities under Section 11.2, but expressly excluding the Retained Liabilities (the “Assumed Liabilities”). The Parties’ rights and obligations under this Section 2.3 shall survive the Closing.
2.4    Retained Liabilities. At Closing, Seller shall retain all Liabilities arising from, relating to or in connection with the Property or the Hotel that arise out of or otherwise relate to Seller’s period of ownership, but expressly excluding the Assumed Liabilities (the “Retained Liabilities”), but expressly excluding any Section 5.3.1(2) Exceptions. Without limitation the generality of the foregoing, the Retained Liabilities shall expressly include any Liabilities (for Taxes or otherwise) relating to Seller’s period of ownership that result from adjudication (pursuant to a final, non-appealable judgment by a court of competent jurisdiction) of the claims made by The City of Austin under Cause No. D-1-GN-15-003492 or other causes of actions related thereto. The Parties’ rights and obligations under this Section 2.4 shall survive the Closing.
ARTICLE III
PURCHASE PRICE
3.1    Purchase Price. The purchase price for the Property is $130,000,000 (the “Purchase Price”), which shall be adjusted at Closing for the Prorations pursuant to Section 11.2, the Accounts Receivable pursuant to Section 11.3, and as otherwise expressly provided in this Agreement.
3.2    Earnest Money.
3.2.1.    Deposit of Earnest Money. Purchaser shall deposit with Escrow Agent the amount of $5,000,000 (the “Deposit”) by 5:00 pm EST on the day that is one (1) Business Day after the execution and delivery of this Agreement by the Parties. If Purchaser does not make the Deposit by said time, Seller, at its option, may terminate this Agreement by providing written notice to Purchaser delivered to Purchaser before Purchaser’s deposit of the Deposit. The Deposit shall be held by Escrow Agent in escrow as Earnest Money under this Agreement pursuant to the escrow agreement in the form attached hereto as Exhibit A, to be entered into among Seller, Purchaser and Escrow Agent (the “Earnest Money Escrow Agreement”).
3.2.2.    Investment of Earnest Money. The Deposit shall be invested in accordance with the Earnest Money Escrow Agreement upon Purchaser’s delivery of the Deposit.
3.2.3.    Disbursement of Earnest Money to Seller. At Closing, Purchaser and Seller shall direct Escrow Agent to disburse the Earnest Money to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money, less the Independent Consideration,

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disbursed to Seller. If this Agreement is terminated for any reason and Purchaser is not specifically entitled to a refund of the Earnest Money under an express provision of this Agreement, Seller shall direct Escrow Agent to disburse the Earnest Money to Seller no later than two (2) Business Days after such termination, subject to the terms of the Earnest Money Escrow Agreement. This Section 3.2.3 shall survive the termination of this Agreement.
3.2.4.    Refund of Earnest Money to Purchaser. If this Agreement is terminated and Purchaser is specifically entitled to a refund of the Earnest Money pursuant to an express provision of this Agreement, then Escrow Agent shall disburse the Earnest Money to Purchaser less the Independent Consideration, subject to the terms of the Earnest Money Escrow Agreement. This Section 3.2.4 shall survive the termination of this Agreement.
3.2.5.    Independent Consideration. The amount of One Hundred and no/100 Dollars ($100.00) out of the Earnest Money shall be independent consideration (the “Independent Consideration”) for Purchaser’s right to terminate this Agreement pursuant to Section 4.1.1 and for Seller’s execution, delivery and performance of this Agreement, the sufficiency of which is hereby acknowledged by Seller. The Independent Consideration is in addition to, and independent of, any other consideration or payment provided in this Agreement, is non-refundable, and shall be retained by Seller notwithstanding any other provision of this Agreement.
3.3    Payment of Purchase Price. At Closing, Purchaser shall pay to Seller the Purchase Price (as adjusted pursuant to Section 3.1), less the Earnest Money disbursed to Seller, by wire transfer or other method of immediately available U.S. federal funds. If Seller receives the Purchase Price from Purchaser after 4 p.m. (Central Standard Time) and is unable to reinvest such funds on the Closing Date, then as a condition to the completion of the Closing, Purchaser shall pay interest on the amount of such funds from and including the Closing Date until (but not including) the next Business Day at the “prime rate” charged by Seller’s bank.
3.4    Allocation of Purchase Price. The Parties will use good faith efforts to agree upon a Purchase Price allocation among the Real Property and the Personal Property prior to Closing. If the Parties can agree upon a Purchase Price allocation, such allocation will be deemed to represent an arm’s length agreement based on the Parties’ best judgment as to the fair market value of the Hotel and the Real Property and the Personal Property comprising the Hotel, respectively. In such event, the Parties shall file all federal, state and local tax returns and related tax documents consistent with such agreed allocation. If the Parties fail to agree upon a Purchase Price allocation, each Party shall be free to allocate the Purchase Price in any manner as they reasonably deem appropriate and each party shall bear the risk of any losses and/or tax liabilities arising in connection therewith. This Section 3.4 shall survive the Closing.
3.5    Like‑Kind Exchange. Notwithstanding anything to the contrary in this Agreement, Purchaser acknowledges and agrees that Seller shall have the right at Closing, in lieu of receiving the Purchase Price for the sale of the Property, to exchange the Property in a transaction intended to qualify as a tax‑free exchange under Section 1031 of the Code (the “Tax‑Free Exchange”). If Seller elects to effect a Tax‑Free Exchange pursuant to this Section 3.5, Seller shall provide written notice to Purchaser at least five (5) Business Days prior to Closing, in which case Seller shall enter into an exchange agreement and other exchange documents with a “qualified intermediary” (as

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defined in Treas. Reg. § 1.1031(k)‑1(g)(4) of the Code) (the “Exchange Party”), pursuant to which Seller shall assign all of their right, title and interest (but not their liabilities or obligations) under this Agreement to the Exchange Party. Purchaser shall execute and deliver such documents as may be reasonably required to complete the transactions contemplated by the Tax‑Free Exchange which are in form and substance reasonably acceptable to Purchaser, and otherwise cooperate with Seller in all reasonable respects to effect the Tax‑Free Exchange. Purchaser agrees that if Seller elects to effect a Tax‑Free Exchange pursuant to this Section 3.5, at Closing, Purchaser shall pay the Purchase Price to the Exchange Party and direct Escrow Agent to disburse the Earnest Money, less the Independent Consideration, to the Exchange Party. Notwithstanding the foregoing in this Section 3.5, the Tax‑Free Exchange shall not diminish Purchaser’s rights, nor increase Purchaser’s liabilities or obligations, under this Agreement. SELLER SHALL PAY FOR ALL FEES, COSTS AND EXPENSES IN CONNECTION WITH THE TAX‑FREE EXCHANGE, AND SHALL INDEMNIFY AND HOLD HARMLESS THE PURCHASER INDEMNITEES IN ACCORDANCE WITH ARTICLE XV FROM AND AGAINST ANY INDEMNIFICATION LOSS INCURRED BY ANY PURCHASER INDEMNITEE ARISING FROM OR IN CONNECTION WITH PURCHASER’S COOPERATING WITH SELLER’S TAX FREE EXCHANGE.
ARTICLE IV
DUE DILIGENCE
4.1    Due Diligence.
4.1.1.    Due Diligence. Purchaser acknowledges that prior to the Effective Date, Purchaser had the opportunity to perform its due diligence review of the Property and all matters related thereto which Purchaser deems advisable, including, without limitation, any engineering, environmental, financial, operational and legal compliance matters relating to the Property and that Purchaser is satisfied with the results of its due diligence review of the Property.
4.1.2.    Due Diligence Inspections. Purchaser shall have the right to perform such additional examinations, tests, investigations and studies of the Property (the “Inspections”) as Purchaser reasonably deems advisable until the Closing Date, in accordance with this Section 4.1.2. Purchaser may conduct the Inspections with its officers, employees, contractors, consultants, agents or representatives (“Purchaser’s Inspectors”); provided, however, that Purchaser shall cause the Purchaser’s Inspectors to comply with the provisions of Section 8.1. Seller shall provide reasonable access to the Property for Purchaser’s Inspectors to perform the Inspections; provided, however, that (i) Purchaser shall provide Seller with at least one (1) Business Day’s prior notice of each of the Inspections; (ii) at Seller’s election, Purchaser’s Inspectors shall be accompanied by an employee, agent or representative of Seller; (iii) the Inspections shall be conducted by Purchaser’s Inspectors on a Business Day between 10:00 a.m. and 5:00 p.m. (local time), or as otherwise agreed by Seller; (iv) Purchaser’s Inspectors shall not perform any drilling, coring or other invasive testing, without Seller’s prior written consent, which may be withheld or conditioned in Seller’s sole discretion; (v) Purchaser’s right to perform the Inspections shall be subject to the rights of tenants, guests and customers at the Hotel; and (vi) the Inspections shall not unreasonably interfere with the Business, and Purchaser’s Inspectors shall comply with Seller’s reasonable requests with respect

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to the Inspections to minimize such interference. Notwithstanding Purchaser’s right to conduct Inspections from the Effective Date until the Closing Date, Purchaser shall have no right to terminate this Agreement based on such Inspections.
4.1.3.    Seller’s Due Diligence Materials.
(a)    Purchaser acknowledges its receipt of the due diligence materials set forth in the secure web site located at https://dox.eastdilsecured.com/Portal/property established by Seller (the “Data Room Web Site”) and those materials listed on Schedule 4.1.3(a) attached hereto. Seller shall provide to Purchaser promptly upon request by Purchaser, or make available to Purchaser in the Data Room Website or at the Hotel (with notice to Purchaser regarding the availability of such materials), for review and copying by Purchaser, all due diligence materials in Seller’s Possession relating to the Property which are reasonably requested by Purchaser, but excluding: (i) confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Seller, (ii) loan files pertaining to mortgage financing obtained or considered for the Property by Seller or its agents, advisors, and contractors, (iii) confidential personnel files (except for a salary history of the existing on-site personnel) related to present and past employees of Existing Manager, (v) privileged attorney-client communications, (vi) attorney work product, (viii) materials subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure, or (ix) any other materials of Seller, Existing Manager or Forestar that are of a proprietary or confidential nature relating to the business or the assets of either party or any of their respective affiliates or related companies. Purchaser agrees to acknowledge in writing, upon Seller’s request, the receipt of any due diligence documents or materials delivered to Purchaser. (All documents and materials provided by Seller to Purchaser pursuant to or in anticipation of this Agreement (including, without limitation, any and all documents and materials set forth on the Data Room Web Site), together with any copies or reproductions of such documents or materials, or are referred to collectively herein as the “Seller Due Diligence Materials”.)
(b)    If this Agreement is terminated, Purchaser shall promptly (A) return all original Seller Due Diligence Materials provided to Purchaser, and at Seller’s request, destroy all other Seller Due Diligence Materials, (B) use commercially reasonable efforts to cause all Persons to whom Purchaser has provided any Seller Due Diligence Materials to return any original Seller Due Diligence Materials to Purchaser, and, if requested by Seller, destroy all other Seller Due Diligence Materials, and (C) certify to Seller that all original Seller Due Diligence Materials in Purchaser’s possession have been returned to Seller and all other Seller Due Diligence Materials have been destroyed (if so requested by Seller). This Section 4.1.3(b) shall survive the termination of this Agreement.
4.1.4.    Purchaser’s Due Diligence Reports. At Seller’s request, Purchaser shall provide a copy to Seller, without any representation or warranty related thereto, of all studies, reports and assessments prepared by any Person for or on behalf of Purchaser (except to the extent the same (i) are legally privileged or constitute attorney work product, (ii) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by Purchaser, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Purchaser) in connection with the Inspections

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(the “Purchaser Due Diligence Reports”). Notwithstanding the foregoing, the extent of the Inspections to be conducted and the Purchaser Due Diligence Reports to be prepared in connection with the transactions contemplated by this Agreement shall be in the sole discretion of Purchaser, and Purchaser shall be under no obligation to complete or cause the completion of any such Inspections or Purchaser Due Diligence Reports, whether or not this Agreement is terminated prior to Closing. If requested by Seller, Purchaser shall request a reliance letter in favor of Seller from the Person who prepared such Purchaser Due Diligence Reports; provided that Seller must pay for any fees, costs or expenses charged by such Person for such reliance letter. This Section 4.1.4 shall survive the termination of this Agreement.
4.1.5.    Release and Indemnification. PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) HEREBY RELEASES THE SELLER INDEMNITEES FOR ANY INDEMNIFICATION LOSS INCURRED BY ANY PURCHASER INDEMNITEE ARISING FROM OR IN CONNECTION WITH THE PERFORMANCE OF PURCHASER’S INSPECTIONS (INCLUDING, WITHOUT LIMITATION, ANY LIENS PLACED ON THE PROPERTY OR ANY OTHER PROPERTY OWNED BY A PERSON OTHER THAN PURCHASER, AS A RESULT OF SUCH INSPECTIONS), EXCEPT TO THE EXTENT RESULTING SOLELY FROM ANY SELLER INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND PROVIDED THAT SUCH RELEASE SHALL NOT APPLY TO ANY INDEMNIFICATION OBLIGATION OF SELLER TO THE EXTENT RESULTING FROM A BREACH OF SELLER’S REPRESENTATIONS OR WARRANTIES SET FORTH IN SECTION 7.1. PURCHASER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE SELLER INDEMNITEES IN ACCORDANCE WITH ARTICLE XV FROM AND AGAINST ANY INDEMNIFICATION LOSS INCURRED BY ANY SELLER INDEMNITEE ARISING FROM OR IN CONNECTION WITH THE PERFORMANCE OF THE INSPECTIONS, EXCEPT TO THE EXTENT RESULTING SOLELY FROM ANY SELLER INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NOTWITHSTANDING THE FOREGOING, PURCHASER SHALL HAVE NO INDEMNIFICATION OBLIGATION WITH RESPECT TO THE MERE DISCOVERY OR DISCLOSURE (IF REQUIRED BY ANY APPLICABLE LAW) OF A PRE-EXISTING CONDITION (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES RESULTING FROM ANY SUCH PRE-EXISTING CONDITION) AT THE PROPERTY BY PURCHASER. AT SELLER’S REQUEST, PURCHASER, AT ITS COST AND EXPENSE, SHALL REPAIR ANY PHYSICAL DAMAGE TO THE PROPERTY OR ANY OTHER PROPERTY OWNED BY A PERSON OTHER THAN PURCHASER ARISING FROM OR IN CONNECTION WITH THE INSPECTIONS, AND RESTORE THE PROPERTY OR SUCH OTHER THIRD‑PARTY PROPERTY TO THE SAME CONDITION AS EXISTED PRIOR TO SUCH INSPECTIONS, OR REPLACE THE PROPERTY OR SUCH THIRD‑PARTY PROPERTY WITH PROPERTY OF THE SAME QUANTITY AND QUALITY. THIS SECTION 4.1.5 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.
4.1.6.    Insurance. Prior to commencing any Inspections, Purchaser shall provide to Seller a certificate of insurance, in form and substance reasonably satisfactory to Seller, evidencing that Purchaser maintains (i) commercial general liability insurance in an amount no less than Two Million

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and no/100 Dollars ($2,000,000.00), with an insurance company with a Best’s rating of no less than A/VIII, insuring Purchaser against its indemnification obligations under Section 4.1.5, and naming Seller, Existing Manager and such other Persons designated by Seller as an additional insured thereunder, and (ii) worker’s compensation insurance in amount, form and substance required under Applicable Law. Purchaser’s maintenance of such insurance policies shall not release or limit Purchaser’s indemnification obligations under Section 4.1.5.
ARTICLE V
TITLE TO THE PROPERTY
5.1    Title Commitment. Purchaser acknowledges that prior to the Effective Date, Purchaser received from the Title Company a current title insurance commitment issued by or through the Title Company committing to insure Purchaser’s title to the Property (the “Title Commitment”), along with copies of the title exceptions and underlying documents set forth in the Title Commitment, tax certificates relating to the Property, and any other recorded instruments that affect Seller’s title to the Property.
5.2    Survey. Purchaser acknowledges that prior to the Effective Date Seller provided Purchaser a new ALTA (or substantially equivalent Texas form) as-built survey of the Property prepared by a surveyor licensed in the State in which the Property is located, certified to Seller (the “Survey”). After the Effective Date, Purchaser shall order a visual update to the Survey and cause the Survey to be certified to Purchaser and Title Company.  Any matters disclosed by the update shall be addressed as set forth in Section 5.3.3.

5.3    Exceptions to Title.
5.3.1.    Unpermitted Exceptions. Seller shall not be required to respond to, bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Purchaser title and survey objections, except that Seller shall, on or prior to the Closing, be required to remove, by payment, bonding or otherwise, the following items (the “Unpermitted Exceptions”): (i) any mortgage or other lien granted, assumed or taken “subject to” by Seller which secures indebtedness for borrowed money; (ii) any title encumbrances which have been voluntarily recorded by Seller or otherwise placed by Seller or consented by Seller to be placed against the Property on or following the date hereof; (iii) all mechanics’ and materialmen’s liens arising from work performed by or on behalf of Seller; (iv) all judgment and tax liens against Seller; and (v) other liens from Governmental Authorities for actions taken by Seller that Seller was required to take, but failed to do so, regardless of the nature thereof, which are in liquidated amounts and may be satisfied by the payment of money (including the preparation or filing of appropriate release or satisfaction instruments in connection therewith), provided, that, (1) Seller shall not be obligated to remove any items set forth in clause (v) to the extent the cost of removing the same would exceed One Million and 00/100 Dollars ($1,000,000.00) in the aggregate (it being agreed that Seller shall be obligated to remove exceptions up to $1,000,000 in the aggregate), and (2) with respect to items in clause (v) that are in excess of $1,000,000, at Purchaser’s election in its sole and absolute discretion, Purchaser shall be entitled to a credit against the Purchase Price up to $1,000,000, in which event (x) such title objection (a “Section 5.3.1(2) Exception”) shall be deemed to be, for all

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purposes, a Permitted Exception, and (y) Purchaser shall close hereunder notwithstanding the existence of same.
5.3.2.    Permitted Exceptions. The term “Permitted Exceptions” shall mean: (i) the exceptions described on Schedule 5.3.2; (ii) items shown on the Survey; (iii) Taxes not yet due and payable; (iv) the rights and interests of customers and guests at the Hotel to occupy rooms on a transient license basis; (v) the rights of tenants under the Tenant Leases, as tenants only with no options to purchase the Property, pursuant to the Tenant Leases; and (vi) matters created by, through or under Purchaser.
5.3.3.    Updated Title Commitments or Survey. If any update of the Title Commitment delivered to Purchaser after the Effective Date discloses any matter that is not a Permitted Exception and was not caused by Purchaser or any Person on behalf of Purchaser which was not disclosed in the Title Commitment or Survey (a “New Title Exception”), Purchaser shall give written notice thereof to Seller promptly after the date Purchaser learns of same.  Purchaser may elect to either (A) proceed to Closing pursuant to this Agreement and accept title to the Real Property subject to such New Title Exception which thereafter shall be deemed to constitute a Permitted Exception, without any credit against the Purchase Price for such New Title Exception, or (B) request to terminate this Agreement.  If Purchaser desires to terminate this Agreement because of such New Title Exception, Purchaser shall provide written notice to Seller requesting such termination and identifying the New Title Exception for which it wishes to terminate this Agreement within the earlier of:  (i) five (5) days after receiving such update of the Title Commitment or Survey, or (ii) the Closing (the “New Title and Survey Objection Notice”).  If Purchaser does not provide a New Title and Survey Objection Notice to Seller within such time period, Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (A) above.  If Purchaser timely provides a New Title and Survey Objection Notice to Seller, Seller shall have no obligation to cure or respond to any New Title Exceptions (other than Unpermitted Exceptions), unless Seller elects in its sole discretion, by providing written notice (the “New Title and Survey Election Notice”) to Purchaser within five (5) days after Seller’s receipt of such New Title and Survey Objection Notice (“Seller’s New Title and Survey Election Period”), to (i) cure the New Title Exception prior to the expiration of Seller’s New Title and Survey Election Period, in which event such New Title Exception shall be deemed an Unpermitted Exception, or (ii) bond over or pay off and discharge the New Title Exception at Closing.  If Seller does not provide a New Title and Survey Election Notice to Purchaser electing option (i) or (ii) of the preceding sentence within the required time period, Purchaser shall have two (2) Business Days after the expiration of Seller’s New Title and Survey Election Period (“Purchaser’s New Title Deadline”) to elect, by providing written notice to Seller, to terminate this Agreement, in which event the Earnest Money shall be refunded to Purchaser, less the Independent Consideration, in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.  If Purchaser does not provide such notice within the required time period, Purchaser shall be deemed to have waived the New Title Exception and Purchaser shall proceed with Closing and accept title to the Real Property subject to such New Title Exception which thereafter shall be deemed to constitute a Permitted Exception, without any credit against the Purchase Price. The Closing Date will be extended, if applicable, to one (1) Business Day after Purchaser’s New Title Deadline.

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5.3.4.    Removal of Unpermitted Exceptions. Except for the Unpermitted Exceptions, Seller shall have no obligation to cure or remove any liens, encumbrances or other exceptions to title disclosed in the Title Commitment, or any survey defects shown on the Survey. Seller may cure any Unpermitted Exception by removing such Unpermitted Exception from title or causing the Title Company to remove or insure over such Unpermitted Exception in the Title Policy at any time prior to or at Closing. If the Title Company does not agree to remove or insure over any Unpermitted Exception in the Title Policy, but another nationally recognized title insurance company is willing to issue the Title Policy without such Unpermitted Exception in such Title Policy, then Seller shall have the right to obtain, and Purchaser shall accept, a Title Policy from such other title insurance company which otherwise shall satisfy the requirements of Section 5.4, in which case the term “Title Company” shall be deemed to refer to such other title insurance company for the Real Property insured by such Title Policy. Any incremental cost associated with obtaining such a Title Policy from such other title insurance company shall be borne and paid at Closing solely by Seller, notwithstanding the provisions of Section 11.4.
5.3.5.    Extension of the Closing Date. If Seller fails to remove or cure any Unpermitted Exceptions prior to Closing, Seller shall have the right, but not the obligation, to postpone the Closing one or more times for up to fifteen (15) days in the aggregate in each case by providing written notice to Purchaser no later than three (3) Business Days prior to the then scheduled Closing Date.
5.4    Title Policy. At Closing, Seller shall cause the Title Company to issue an owner’s title insurance policy to Purchaser (which may be in the form of a mark‑up of the Title Commitment) in accordance with the Title Commitment, insuring Purchaser’s title to the Real Property as of the Closing Date, in the amount of the Purchase Price, subject only to the Permitted Exceptions (the “Title Policy”). The base premium for the Title Policy shall be paid by Seller and Purchaser shall be solely responsible for any additional premiums in excess of the base premium for any endorsements or affirmative coverages that it may obtain in the Title Policy, as well as any premiums for mortgagee policies for its lenders, if any.
5.5    Conveyance of the Property. At Closing, Seller shall convey (a) good and indefeasible title to the Real Property subject only to (i) the Permitted Exceptions, and (ii) any Unpermitted Exceptions which are cured by causing the Title Company to remove or insure over such Unpermitted Exceptions in the Title Policy, in accordance with Section 5.3.4, but which otherwise are not removed from title, and (b) the Personal Property, free and clear of all financing liens created by or assumed by Seller (except for the Equipment Leases, which will be subject to the ownership interest of lessor thereunder).
ARTICLE VI
CONDITION OF THE PROPERTY
6.1    PROPERTY SOLD “AS IS”. PURCHASER ACKNOWLEDGES AND AGREES THAT (A) THE PURCHASE OF THE PROPERTY SHALL BE ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS” BASIS, SUBJECT TO ORDINARY WEAR AND TEAR FROM THE EFFECTIVE DATE UNTIL CLOSING, (B) SELLER HAS NO OBLIGATION TO REPAIR ANY DAMAGE

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TO OR DEFECT IN THE PROPERTY, REPLACE ANY OF THE PROPERTY OR OTHERWISE REMEDY ANY MATTER AFFECTING THE CONDITION OF THE PROPERTY, AND (C) UPON CLOSING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT OR CONTAINED IN ANY SELLER CLOSING DELIVERIES, PURCHASER WILL ACCEPT THE PROPERTY SUBJECT TO ADVERSE STRUCTURAL, DESIGN, CONSTRUCTION, ENGINEERING, MAINTENANCE, REPAIR, PHYSICAL, ECONOMIC OR ENVIRONMENTAL CONDITIONS THAT MAY THEN EXIST OR HAVE PREVIOUSLY EXISTED AND THAT WERE OR WERE NOT REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS. THIS SECTION 6.1 SHALL SURVIVE THE CLOSING.
6.2    LIMITATION ON REPRESENTATIONS AND WARRANTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY SELLER CLOSING DELIVERIES, NEITHER SELLER, RADISSON, EXISTING MANAGER OR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PROPERTY OR THE BUSINESS, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, AND PURCHASER HEREBY WAIVES AND RELEASES SUCH WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTIES OR COVENANTS REFERRED TO IN SECTION 5.023 OF THE TEXAS PROPERTY CODE (OR ITS SUCCESSORS) WITH RESPECT TO THE PROPERTY OR ITS CONDITION OR THE CONSTRUCTION, PROSPECTS, OPERATIONS OR RESULTS OF OPERATIONS OF THE PROPERTY, OR ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY, (B) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE PROPERTY OR THE BUSINESS, (C) THE COMPLIANCE OF THE PROPERTY OR THE BUSINESS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, (D) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER DATA OR INFORMATION SET FORTH IN SELLER DUE DILIGENCE MATERIALS PROVIDED TO PURCHASER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER, OR (E) ANY OTHER MATTER RELATING TO SELLER, THE PROPERTY OR THE BUSINESS. THIS SECTION 6.2 SHALL SURVIVE THE CLOSING.
6.3    RELIANCE ON DUE DILIGENCE. PURCHASER ACKNOWLEDGES AND AGREES THAT:
(a)    PURCHASER HAD THE OPPORTUNITY TO CONDUCT ALL DUE DILIGENCE INSPECTIONS OF THE PROPERTY AND THE BUSINESS PRIOR TO THE

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EFFECTIVE DATE, INCLUDING REVIEWING ALL SELLER DUE DILIGENCE MATERIALS AND OBTAINING ALL INFORMATION WHICH IT DEEMS NECESSARY TO MAKE AN INFORMED DECISION AS TO WHETHER IT SHOULD PROCEED WITH THE PURCHASE OF THE PROPERTY AND THE BUSINESS;
(b)    PURCHASER IS SATISFIED WITH THE RESULTS OF ITS DUE DILIGENCE REVIEW OF THE PROPERTY AND THE BUSINESS CONDUCTED PRIOR TO THE EFFECTIVE DATE;
(c)    PURCHASER WILL BE RELYING ONLY ON ITS DUE DILIGENCE INSPECTIONS OF THE PROPERTY AND THE BUSINESS, ITS REVIEW OF THE SELLER DUE DILIGENCE MATERIALS AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT OR IN THE SELLER CLOSING DOCUMENTS IN PURCHASING THE PROPERTY; AND
(d)    PURCHASER IS NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO PURCHASER BY SELLER (EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT OR IN ANY SELLER CLOSING DELIVERIES), RADISSON, EXISTING MANAGER OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING. THIS SECTION 6.3 SHALL SURVIVE THE CLOSING.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
7.1    Seller’s Representations and Warranties. To induce Purchaser to enter into this Agreement and to consummate the transaction described in this Agreement, Seller hereby makes the representations and warranties in this Section 7.1 as of the Effective Date, upon which Seller acknowledges and agrees that Purchaser is entitled to rely.
7.1.1.    Organization and Power. Seller is duly formed (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdiction in which the Property is located.
7.1.2.    Authority and Binding Obligation. (i) Seller has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by it pursuant to this Agreement at Closing (collectively, including this Agreement, the “Seller Closing Documents”), and to perform all obligations required of it under each of the Seller Closing Documents, (ii) the execution and delivery by the signer on behalf of Seller of each of the Seller Closing Documents, and the performance by Seller of its obligations under each of the Seller Closing Documents, has been duly and validly authorized by all necessary action by Seller, and (iii) each of the Seller Closing

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Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Seller.
7.1.3.    No Conflicts. Neither the execution and delivery by Seller of any of the Seller Closing Documents, nor the performance by Seller of any of its obligations under any of the Seller Closing Documents, nor the consummation by Seller of the transaction described in this Agreement will violate any provision of Seller’s organizational or governing documents.
7.1.4.    Title to Personal Property. Except as set forth in Schedule 7.1.4, Seller has not encumbered the tangible Personal Property (except encumbrances to be released at Closing) or sold its interest in the tangible Personal Property.
7.1.5.    Condemnation. Seller has not received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to Seller’s Knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting the Property or any portion thereof.
7.1.6.    Litigation. Except as set forth in Schedule 7.1.6, Seller has not (i) been served with any court filing in any litigation with respect to the Property or the Business in which Seller is named a party which has not been resolved, settled or dismissed and as to which all resolution or settlement payments have not been made, or (ii) received written notice of any claim, charge or complaint from any Governmental Authority or other Person pursuant to, or to Seller’s Knowledge, specifically threatening, any administrative, arbitration or similar adjudicatory proceeding with respect to the Property or the Business which has not been resolved, settled or dismissed and as to which all resolution or settlement payments have not been made.
7.1.7.    Employees.
(a)    Union Contracts. Neither Seller nor, to Seller’s Knowledge, Existing Manager is a party to any collective bargaining agreement with any labor union with respect to the Employees.
(b)    Employment Agreements. Except for the employment agreements set forth in Schedule 7.1.7 (the “Employment Agreements”), neither Seller nor, to Seller’s Knowledge, Existing Manager is a party to any written employment or compensation agreements with any of the Employees. Seller has provided to Purchaser true, correct and complete copies of all of the Employment Agreements.
(c)    Employees: To Seller’s Knowledge, Schedule 7.1.7 contains a true, correct and complete list of the Employees, their respective positions, years of service, salaries and wage rates, benefits, accrued vacation and sick pay.
7.1.8.    Taxes. Except as disclosed in Schedule 7.1.8, (i) all Taxes relating to any period prior to the Closing Date which would be delinquent if unpaid at Closing, and, if any such Taxes are payable in installments, any such installment which would otherwise be payable after the Closing Date, will be paid in full or prorated at Closing as part of the Prorations pursuant to Section 11.2,

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and (ii) Seller has not received any written notice for an audit of any Taxes, special assessments or extraordinary taxes which has not been resolved or completed.
7.1.9.    Licenses and Permits. Seller has made available to Purchaser a true and complete copy of the material Licenses and Permits. The material Licenses and Permits are in full force and effect. Except as set forth in Schedule 7.1.9, Seller has not received any written notice from any Governmental Authority or other Person of (i) any violation, suspension, revocation or non‑renewal of any Licenses and Permits with respect to the Property or the Business that has not been cured or dismissed, or (ii) any failure by Seller to obtain any Licenses and Permits required for the Property or the Business that has not been cured or dismissed.
7.1.10.    Tenant Leases. Schedule 7.1.10 sets forth a correct and complete list of the Tenant Leases, and Seller has made available to Purchaser a true and complete copy of all Tenant Leases. Except as set forth in Schedule 7.1.10, neither Seller, nor to Seller’s Knowledge, Existing Manager, have given or received any written notice of any breach or default under any of the Tenant Leases.
7.1.11.    Material Contracts. Schedule 7.1.11 sets forth a correct and complete list of the Material Contracts, and Seller has made available to Purchaser a true and complete copy of all Material Contracts. (The parties acknowledge that Schedule 7.1.11 may contain Contracts that are not Material Contracts.) The Material Contracts are in full force and effect. Except as set forth in Schedule 7.1.11, Seller has neither given nor received any written notice of any breach or default under any of the Material Contracts which has not been cured, and to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by Seller or the other party thereunder of a Material Contract.
7.1.12.    Management Agreements. Seller is not a party to any management or franchise agreements with respect to the Hotel, other than as otherwise disclosed herein, that will not be terminated by Seller at Closing.
7.1.12.    Finders and Investment Brokers. Except for Eastdil Secured, Seller has not dealt with any Person who has acted, directly or indirectly, as a broker or finder for or on behalf of Seller in connection with the transaction described by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described in this Agreement.
7.1.14.    Financial Statements. The financial statements for the years ended December 2013 and December 2014, and for the year to date through November 2015, with respect to the Business which were provided to Purchaser are in all material respects true and complete copies of the financial statements prepared by Seller or an Affiliate with respect to the Business.
7.1.15.    No Violation of Anti‑Terrorism Laws. None of Seller’s property is subject to being “blocked” under any Anti‑Terrorism Laws, and neither Seller nor, to Seller’s Knowledge, any Person holding any direct or indirect interest in Seller is in violation of any Anti‑Terrorism Laws.
7.1.16.    Foreign Person. Seller is not a “foreign person” for purposes of the withholding provisions of Section 1445 of the Code.

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7.1.17.    Bankruptcy. There is no pending filing by or against Seller of a petition in bankruptcy under Applicable Law, or any pending filing by or against Seller of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for Seller under any Applicable Law relating to bankruptcy, insolvency or other relief for debtors.
7.1.18.    Liquor License. Seller and Liquor License Permittee represent that (a) the Liquor License is in the name of Liquor License Permittee, (b) neither Seller nor Liquor License Permittee have received any written notice that the Liquor License has been revoked (nor, to Seller’s Knowledge are there any current proceedings to revoke same) and is in good standing, and (c) Seller has not received any written notice of any pending any administrative or enforcement case or action by the Texas Alcoholic Beverage Commission or any other Governmental Authority which alleges any violation by Seller or Liquor License Permittee.
7.1.19.    Restaurant Management Agreement. Seller has provided a true, correct and complete copy of the Restaurant Management Agreement, as identified on Schedule 7.1.19. The Restaurant Management Agreement is in full force and effect. Except as set forth in Schedule 7.1.19, Seller has not received any written notice of any breach or default under the Restaurant Management Agreement which has not been cured, and to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default of the Restaurant Management Agreement by Seller or the other party thereunder.
7.1.20.    Starbucks License Agreement. Seller has provided true, correct and complete copy of the Starbucks License Agreement, as identified on Schedule 7.1.20. The Starbucks License Agreement is in full force and effect. Except as set forth in Schedule 7.1.20, Seller has not received any written notice of any breach or default under the Starbucks License Agreement which has not been cured, and to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default of the Starbucks License Agreement by Seller or the other party thereunder.
7.1.21.    Existing Management Agreement. Seller has provided a true, correct and complete copy of the Existing Management Agreement, as identified on Schedule 7.1.21. Except as set forth in Schedule 7.1.21, Seller has not received any written notice of any breach or default under the Existing Management Agreement which has not been cured, and to Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default of the Existing Management Agreement by Seller or the other party thereunder.
7.1.22.    Radisson Franchise Agreement. Seller has provided a true, correct and complete copy of the Radisson Franchise Agreement, as identified on Schedule 7.1.22. Except as set forth in Schedule 7.1.22, Seller has not received any written notice of any breach or default under the Radisson Franchise Agreement which has not been cured, and the Seller’s Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default of the Radisson Franchise Agreement by Seller or the other party thereunder.
7.1.23.    Environmental.

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(a)     Seller has not received any written notice from a Governmental Authority of any violation of any Environmental Laws that has not been resolved or of any pending or threatened requests for information or inquiries or any investigation, action, suits, claims or proceedings relating to the existence, generations, release, disposal, migration or storage of hazardous substances in, on or under the Property.
(b)    Seller has provided true, correct and complete copies of the environmental reports identified on Schedule 7.1.23 relating to the Property.
7.1.24.    Bookings. Schedule 7.1.24 sets forth a true, correct and complete list of the current Bookings of greater than twenty-five (25) rooms per night for the Hotel.
7.1.25.    MEP Contract. Seller has provided a true, correct and complete copy of the MEP Contract.
7.1.26.    Seller’s Knowledge Party. Seller represents that Tom Etheredge is the individual employed by Seller’s Affiliate who is primarily responsible for the oversight and management of the Property for said Affiliate.
7.1.27.    Personal Property. Seller represents that the Personal Property being conveyed pursuant to this Agreement constitutes (1) a whole business or (2) a separate division, branch, or identifiable segment of a business with attributable income and expenses that can be separately established from the books of account or records of the business.
Notwithstanding the foregoing, if Purchaser has Knowledge of a breach of any representation or warranty made by Seller in this Agreement prior to Closing, and Purchaser nevertheless proceeds to close the transaction described in this Agreement, then such representation or warranty by Seller shall be deemed to be qualified or modified to reflect Purchaser’s Knowledge of such breach. Section 7.1.19, Section 7.1.20, Section 7.1.21, and Section 7.1.22, as applicable, will be deemed to be deleted from the Agreement for all purposes if Purchaser does not assume the Restaurant Management Agreement, Radisson Franchise Agreement, Existing Management Agreement or the Starbucks License Agreement, as applicable, at Closing.
7.2    Purchaser’s Representations and Warranties. To induce Seller to enter into this Agreement and to consummate the transaction described in this Agreement, Purchaser hereby makes the representations and warranties in this Section 7.2 as of the Effective Date, upon which Purchaser acknowledges and agrees that Seller is entitled to rely.
7.2.1.    Organization and Power. Purchaser is duly formed (as the case may be), validly existing and in good standing under the laws of the State of Delaware.
7.2.2.    Authority and Binding Obligation. (i) Purchaser has full power and authority to execute and deliver this Agreement and will have full power and authority to execute and deliver all other documents to be executed and delivered by Purchaser pursuant to this Agreement at Closing (the “Purchaser Closing Documents”), and to perform all obligations of Purchaser arising under each of the Purchaser Closing Documents, (ii) the execution and delivery by the signer on behalf

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of Purchaser of each of the Purchaser Closing Documents, and the performance by Purchaser of its obligations under each of the Purchaser Closing Documents, will have been duly and validly authorized by all necessary action by Purchaser, and (iii) each of the Purchaser Closing Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Purchaser.
7.2.3.    No Conflicts. Neither the execution and delivery by Purchaser of any of the Purchaser Closing Documents, nor the performance by Purchaser of any of its obligations under any of the Purchaser Closing Documents, nor the consummation by Purchaser of the transaction described in this Agreement will violate any provision of the organizational or governing documents of Purchaser.
7.2.4.    Finders and Investment Brokers. Except for Eastdil Secured Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker or finder for or on behalf of Purchaser in connection with the transaction described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described in this Agreement.
7.2.5.    No Violation of Anti‑Terrorism Laws. None of Purchaser’s property is subject to being “blocked” under any Anti‑Terrorism Laws, and neither Purchaser nor, to Purchaser’s Knowledge, any Person holding any direct or indirect interest in Purchaser is in violation of any Anti‑Terrorism Laws.
7.2.6.    No Litigation. There is no action, suit, proceeding, inquiry or investigation (including any bankruptcy or other debtor relief proceeding), pending or to the knowledge of Purchaser threatened in writing, against Purchaser by or before any court or governmental authority that would prevent or hinder the performance by Purchaser of its obligations under this Agreement or the completion of the transactions contemplated by this Agreement.
7.2.7.    Purchaser’s Knowledge Party. Purchaser represents that Matthew Livian and Jesse Goepel are the individuals employed by Purchaser’s Affiliate who are primarily responsible for the oversight and management of Purchaser’s proposed acquisition of the Property for said Affiliate.
Notwithstanding the foregoing, if Seller has Knowledge prior to Closing of a breach of any representation or warranty made by Purchaser in this Agreement, and Seller nevertheless elects to close the transaction described in this Agreement, such representation or warranty by Purchaser shall be deemed to be qualified or modified to reflect Seller’s Knowledge of such breach and Purchaser shall be deemed to have waived any and all claims against Seller arising out of the breach of representation in question.
ARTICLE VIII
COVENANTS
8.1    Confidentiality.
8.1.1.    Disclosure of Confidential Information. Each of Seller and Purchaser shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement and Purchaser shall keep confidential and not make any public

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announcement or disclose to any Person any information disclosed by the Inspections or in the Seller Due Diligence Materials, the Purchaser Due Diligence Reports or any other documents, materials, data or other information with respect to the Property, the Business or the business or assets of Seller’s Affiliates or related companies which is not generally known or otherwise available to the public (the “Confidential Information”). Notwithstanding the foregoing, each of Seller and Purchaser shall be permitted to (i) disclose any Confidential Information to the extent required under Applicable Law (including by way of legal process), or (ii) disclose any Confidential Information to any Person on a “need to know” basis, such as Purchaser’s and Seller’s shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, attorneys, consultants, engineers, surveyors, lenders, investors, managers and franchisors (in each case, current or prospective) and to the extent such disclosures to any of the foregoing is required to consummate the transactions described in this Agreement; provided, however, that (1) Seller and Purchaser shall (A) advise such Person of the confidential nature of such Confidential Information, and (B) use commercially reasonable efforts to cause such Person to maintain the confidentiality of such Confidential Information and (2) Purchaser shall not disclose any information relating to Radisson to any other franchisor that is confidential pursuant to the Radisson Franchise Agreement. Each party shall be liable to the other party and Purchaser if such Person discloses the Confidential Information. This Section 8.1.1 shall survive the termination of this Agreement.
8.1.2.    Public Announcements. Notwithstanding Section 8.1.1, each party may make a press release or public announcement regarding the transaction described in this Agreement, provided they confer with the other party; however, Seller shall not include the name of Purchaser or Purchaser’s Affiliates in any such release or announcement. Either party may include a copy of the Agreement in any filings required by Applicable Law in accordance with applicable securities rules and regulations.
8.1.3.    Communication with Governmental Authorities. Without limiting the generality of the provisions in Section 8.1.1 and except as otherwise permitted or required by this Agreement, Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person (including, without limitation, Purchaser’s Inspectors), directly or indirectly, communicate with any Governmental Authority or any official, employee or representative thereof, involving any matter with respect to the Property or the Business without Seller’s prior written consent, which may be withheld in Seller’s sole discretion. Notwithstanding the foregoing, Purchaser and its representatives and consultants shall have the right, without any requirement to obtain the consent of Seller, to (i) review building department, health department and other local Governmental Authority records with respect to the Real Property and the operation of the Business and to request confirmations or certifications from zoning or land use authorities or departments regarding the compliance of the Property with zoning and land use laws, and (ii) apply to the applicable Governmental Authority for any licenses or permits necessary or desirable for the Purchaser’s continued operation of the Business after the Closing.
8.1.4.    Communication with Employees. Without limiting the generality of the provisions in Section 8.1.1 and except in connection with Purchaser’s Inspections, Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person (including, without limitation, Purchaser’s Inspectors), directly or indirectly, communicate

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with any Employees or any Person representing any Employees involving any matter with respect to the Property or the Business, the Employees or this Agreement, without Seller’s prior written consent, which consent may be withheld in Seller’s sole discretion; provided, however, that, commencing ten (10) days prior to the anticipated Closing Date, Seller will cooperate to provide Purchaser reasonable access to interview the Employees for future employment at the Hotel.
8.2    Conduct of the Business.
8.2.1.    Operation in Ordinary Course of Business. From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall conduct the Business in the Ordinary Course of Business, including, without limitation, (i) maintaining or causing the Existing Manager to maintain the inventories of FF&E, Supplies, F&B and Retail Merchandise at levels maintained in the Ordinary Course of Business, (ii) performing or causing the Existing Manager to perform maintenance and repairs for the Real Property and tangible Personal Property in the Ordinary Course of Business; and (iii) maintaining insurance coverages consistent with Seller’s previous risk management policies. From the Effective Date until Closing or termination of this Agreement, Seller will not: (a) create or grant any encumbrances to title to the Real Property, (b) apply for or consent to any change to the zoning classification of the Real Property, (c) perform any capital improvements to the Improvements other than maintenance or repair of the Improvements in the Ordinary Course of Business, or (d) remove, or consent to the removal of, any Personal Property from the Property, except for repair or replacement thereof in the Ordinary Course of Business.
8.2.2.    Contracts. Except as provided in Sections 8.2.3, 8.2.4 and 8.2.5, from the Effective Date until the Closing or earlier termination of this Agreement, Seller shall not (nor shall Seller permit Existing Manager to), without Purchaser’s prior written consent which shall not be unreasonably withheld, conditioned or delayed, (i) amend, extend, or renew (except pursuant to renewal rights in favor of then applicable tenant or counterparty expressly set forth in a Tenant Lease or Material Contract) any existing Tenant Leases, Material Contracts or Licenses and Permits or, except in the Ordinary Course of Business, terminate any of the foregoing for uncured defaults of the applicable counterparty, nor (ii) enter into any new Tenant Leases or Material Contracts, unless, in the case of such new Material Contracts or Parking Garage license agreements, the same are terminable by Purchaser without any termination fee upon not more than thirty (30) days’ notice.
8.2.3.    The Existing Management Agreement. Seller shall not, without Purchaser’s prior written consent, amend the Existing Management Agreement. Purchaser intends to assume the Existing Management Agreement as of Closing pursuant to a presently effective, unconditional assignment and assumption agreement, however, if Purchaser does not assume the Existing Management Agreement as of Closing, Seller will terminate the Existing Management Agreement at Purchaser’s sole cost and expense. Purchaser shall provide written notice to Seller of Purchaser’s election to assume or terminate the Existing Management Agreement at least ten (10) days prior to the Closing Date. The provisions of this Section 8.2.3 will survive Closing.
8.2.4.    Radisson Franchise Agreement. Seller shall not, without Purchaser’s prior written consent, amend the Radisson Franchise Agreement. At Closing, Seller shall terminate the Radisson Franchise Agreement at Purchaser’s sole cost and expense. If Purchaser desires to continue to operate the Hotel as a Radisson hotel after Closing, it shall be responsible for making such arrangements

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with Radisson; provided, however, that Seller shall provide such information in Seller’s possession or control as may be reasonably requested by Radisson or Purchaser in the application of a franchise agreement with Radisson in connection with the Hotel. In the event the Purchaser does not enter into a franchise agreement with Radisson, then Purchaser shall be responsible, at Purchaser’s sole cost, for any de-identification or other actions required pursuant to and in accordance with a termination of the Radisson Franchise Agreement.  Purchaser shall indemnify Seller for any costs, expenses or other fees assessed by Radisson or repairs required by Radisson in connection with the termination of the Radisson Franchise Agreement (other than with respect to accrued and/or past-due license fees). Seller will not agree with Radisson to incur any additional costs that Purchaser would be required to pay pursuant to the preceding two sentences that are not contemplated by the Radisson Franchise Agreement without Purchaser’s prior written consent. The provisions of this Section 8.2.4 will survive Closing.
8.2.5.    Restaurant Management Agreement. Seller shall not, without Purchaser’s prior written consent, amend the Restaurant Management Agreement. At Closing, Seller, at Purchaser’s sole option, shall either (1) terminate the Restaurant Management Agreement at Purchaser’s sole cost and expense, or (2) assign the Restaurant Management Agreement to Purchaser. If Purchaser does not notify Seller in writing by the tenth (10th) day prior to the Closing Date of Purchaser’s election in the preceding sentence, then Purchaser will be deemed to have elected option (2). The provisions of this Section 8.2.5 will survive Closing.
8.3    Licenses and Permits.
8.3.1.    Licenses and Permits. Purchaser shall be responsible for obtaining the transfer of all Licenses and Permits (to the extent transferable) or the issuance of new licenses and permits, including, without limitation, the licenses and permits required for the sale and service of alcoholic beverages at the Hotel (the “Liquor Licenses”). Purchaser, at its cost and expense, shall submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of Licenses and Permits or issuance of new licenses and permits, including, without limitation, the Liquor Licenses, as of the Closing, and Seller shall use commercially reasonable efforts, including causing Liquor License Permittee to use commercially reasonable efforts, (at no liability, cost or expense to Seller or Liquor License Permittee other than any de minimis cost or expense or any cost or expense which Purchaser agrees in writing to reimburse) to cooperate with Purchaser to cause the Licenses and Permits to be transferred or new licenses and permits to be issued to Purchaser or its designee. Notwithstanding anything to the contrary in this Section 8.3, Purchaser and/or its designee shall not file any application or otherwise commence any procedure or proceeding with any Governmental Authority for the transfer of any Licenses or Permits or issuance or new licenses and permits, or post any notices at the Hotel or publish any notices required for the transfer of the Licenses or Permits or issuance of new licenses and permits, including, without limitation, the Liquor Licenses, that will be effective prior to Closing, without the prior written consent of Seller. If this Agreement is terminated and Purchaser has filed an application or otherwise commenced the processing of obtaining new licenses and permits, Purchaser shall promptly withdraw all such applications and cease all other activities with respect to such new licenses and permits. If Purchaser is unable to obtain the Liquor Licenses for the Hotel prior to Closing, Liquor License Permittee and Purchaser shall enter into a Beverage Services

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Agreement in the form of Exhibit F (the “Beverage Services Agreement”) pursuant to which Purchaser shall manage the purchase, sale and service of alcoholic beverages at the Hotel for Liquor License Permittee to the extent permitted under Applicable Law in accordance with the terms of the Beverage Services Agreement.
8.3.2.    No Closing Condition. Without limiting the obligations of the Parties under Section 9.3.1 (including Seller’s obligation to cause the execution and delivery of the Beverage Services Agreement), the Parties do hereby specifically acknowledge and agree that to the extent the Liquor Licenses are not transferable or have not been effectively transferred to Purchaser on the Closing Date, such failure shall not constitute a Purchaser Closing Condition Failure, shall not affect in any manner whatsoever the Closing, and the Closing shall proceed without any delay or interruption whatsoever.
8.3.3.    Starbucks License Agreement. Within five (5) Business Days after the Effective Date, Seller shall request Starbuck’s consent to assign the Starbucks License Agreement to Purchaser. If Starbucks rejects such assignment or if Purchaser does not desire to assume the Starbucks License Agreement with the changes required by Starbucks, if any, then Seller will terminate the Starbucks License Agreement at Closing at Purchaser’s sole cost and expense. If Starbucks and Purchaser approve the assignment, then at Closing Seller will assign the Starbucks License Agreement to Purchaser, with any changes to the Starbucks License Agreement required by Starbucks. If Starbucks has not consented or rejected the assignment by Closing, then at Closing Purchaser and Seller will enter into a temporary license agreement allowing Seller to use the portion of the Real Property necessary for Seller to continue to operate the existing Starbuck’s coffee shop after Closing and a temporary management agreement for Purchaser to manage the Starbuck’s coffee shop for Seller until Starbucks consents to the assignment or Purchaser or Starbucks rejects the assignment (collectively, the “Temporary Starbucks Agreements”). The Temporary Starbucks Agreements will terminate no later than one hundred eighty (180) days after the Closing Date. The Parties intend that Seller will not incur any cost or expense that is not reimbursed by Purchaser to operate the Starbucks under the Temporary Starbucks Agreements.
8.4    Employees.
8.4.1.    Seller shall cause Existing Manager to terminate the employment of all Employees effective as of the Closing, and Purchaser shall cause New Manager to offer employment to such terminated Employees on the same terms and conditions of employment as their current employment as necessary to avoid any violations of the WARN Act. PURCHASER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE SELLER INDEMNITEES IN ACCORDANCE WITH ARTICLE XV FROM AND AGAINST ANY INDEMNIFICATION LOSS INCURRED BY ANY OF THE SELLER INDEMNITEES UNDER THE WARN ACT WITH RESPECT TO THE EMPLOYEES. Purchaser shall provide written notice to Seller promptly after Closing listing any Employees not rehired by Purchaser (or New Manager) as a result of such Employees not accepting such offer.
8.4.2.    Purchaser shall have no duty, obligation or liability to any Employee with respect to any and all obligations and liabilities, actual or contingent, with respect to Employees arising from their employment relationship with Existing Manager prior to the Closing, including any and

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all obligations or liabilities: (i) for wages, salaries, accrued vacation, medical insurance, fringe benefits, and payroll taxes; (ii) for workers’ compensation claims based on any real or alleged occurrence; (iii) for retirement benefits and employer contributions to pension plans; and (iv) for claims or penalties under applicable laws governing employer/employee relations (including the National Labor Relations Act and other labor relations laws, wage, hours and employment standards laws, fair employment practices and anti-discrimination laws, the Employee Retirement Income Security Act, the Multi-Employer Pension Plan Amendments Act, and the Consolidated Omnibus Budget Reconciliation Act of 1985) and (v) any other obligations and liabilities allocated to Seller pursuant to this Agreement (“Pre-Closing Employee Obligations”) and, except as expressly provided for herein, such obligations shall be the sole responsibility of Seller. Seller shall indemnify, defend and hold the Purchaser Indemnitees, and each of them, harmless from and against any and all losses, damages, liabilities, taxes and sanctions arising from or relating to (a) any violation (or alleged violation) by Seller of any law governing employment matters with respect to Employees occurring prior to the Closing Date, and (b) any claims asserted by any Employees or Existing Manager based upon any Pre-Closing Employee Obligations. If there is a conflict between the provisions of Section 8.4.2 and 8.4.1, the provisions of Section 8.4.1 will control.
8.4.3.    Seller shall have no duty, obligation or liability to any Employee with respect to any and all obligations and liabilities, actual or contingent, with respect to Employees arising from their employment relationship with Existing Manager, Purchaser or any New Manager from or after Closing, including any and all obligations or liabilities: (i) for wages, salaries, accrued vacation, medical insurance, fringe benefits, and payroll taxes; (ii) for workers’ compensation claims based on any real or alleged occurrence; (iii) for retirement benefits and employer contributions to pension plans; and (iv) for claims or penalties under applicable laws governing employer/employee relations (including the National Labor Relations Act and other labor relations laws, wage, hours and employment standards laws, fair employment practices and anti-discrimination laws, the Employee Retirement Income Security Act, the Multi-Employer Pension Plan Amendments Act, and the Consolidated Omnibus Budget Reconciliation Act of 1985) and (v) any other obligations and liabilities allocated to Purchaser pursuant to this Agreement (“Post-Closing Employee Obligations”) and, except as expressly provided for herein, such obligations shall be the sole responsibility of Purchaser. Purchaser shall indemnify, defend and hold the Seller Indemnitees, and each of them, harmless from and against any and all losses, damages, liabilities, taxes and sanctions arising from or relating to (a) any violation (or alleged violation) by Purchaser of any law governing employment matters with respect to Employees occurring on or after the Closing Date, and (b) any claims asserted by any Employees or Existing Manager based upon any Post-Closing Employee Obligations.
8.4.4.    Section 8.4 shall survive the Closing.
8.5    Bookings. Purchaser shall (or shall cause New Manager to) honor all Bookings made prior to the Closing Date in the Ordinary Course of Business for any period on or after the Closing Date, and Seller shall provide, or cause Existing Manager to provide, any information in their possession or control required of Purchaser to honor such Bookings. Notwithstanding the foregoing, Purchaser shall have the right to approve, in its sole discretion, any group Bookings of greater than twenty-five (25) rooms per night, which group Bookings occur in the year 2017 or beyond. With respect to Purchaser’s approval right described in the preceding sentence, Purchaser will have twenty-four

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(24) hours from Seller’s written request to approve said bookings and will be deemed to approve a booking if Purchaser does not notify Seller of its disapproval in writing within said twenty-four (24) hour period. This Section 8.5 shall survive the Closing.
8.6    Tax Contests.
8.6.1.    Taxable Period Terminating Prior to Closing Date. Seller shall retain the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date, and shall be entitled to any refunds or abatements of Taxes for such periods prior to the Closing Date awarded in such proceedings. This Section 8.6.1 shall survive the Closing.
8.6.2.    Taxable Period Including the Closing Date. Purchaser shall have the right to commence and settle any proceeding to contest any Taxes for any taxable period which includes the Closing Date and Seller shall not have the right to contest such Taxes. Any refunds or abatements awarded in such proceedings shall be used first to reimburse Purchaser for the reasonable costs and expenses incurred by Purchaser in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between Seller and Purchaser as of the Cut‑Off Time, and Purchaser receiving such refunds or abatements promptly shall pay such prorated amount due to Seller. This Section 8.6.2 shall survive the Closing.
8.6.3.    Taxable Period Commencing After Closing Date. Purchaser shall have the right to commence, continue and settle any proceedings to contest Taxes for any taxable period which commences after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings. This Section 8.6.3 shall survive the Closing.
8.6.4.    Cooperation. Seller and Purchaser shall use commercially reasonable efforts to cooperate with the Party contesting the Taxes (at no cost or expense to the Party not contesting the Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of such Taxes. This Section 8.6.4 shall survive the Closing.
8.6.5.    Tax Clearance Certificates. After the Effective Date, at Purchaser’s request Seller shall apply for and obtain a “Certificate of No Tax Due” from the Texas Office of the Comptroller (or such other tax clearance certificate or letters from any Governmental Authority) (the “Tax Clearance Certificate”) relating to sales, occupancy, use and franchise taxes relating to the Business. Seller’s failure to receive any of the items in the preceding sentence will not be a Seller default under this Agreement nor will their receipt be a condition to any of Purchaser’s obligations under this Agreement, provided that, if the Tax Clearance Certificate is not obtained prior to the Closing, then the parties shall nevertheless be obligated to close the transactions contemplated by this Agreement and Seller shall indemnify Purchaser Indemnitees with respect to any sales, occupancy, use and franchise taxes due from Seller’s period of ownership of the Property.  Seller’s indemnity herein will terminate and be of no force and effect upon the earlier of (i) the termination of the Survival Period or (ii) the obtaining of the Tax Clearance Certificate. This Section 8.6.5 does not apply to any Personal Property Sales Taxes, which are governed by Section 11.4.2.

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8.7    Notices and Filings. Seller and Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to provide written notice to any Person under any Tenant Leases, Contracts, and Licenses and Permits, and to effect any registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of the Property or the Business. This Section 8.7 shall survive the Closing.
8.8    Access to Information. After the Closing, Purchaser shall provide to the officers, employees, agents and representatives of any of the Seller Indemnitees reasonable access to (i) the Books and Records with respect to the Hotel, (ii) the Property and (iii) the employees at the Hotel, for any purpose deemed necessary or advisable by Seller, including, without limitation, to prepare any documents required to be filed by Seller under Applicable Law (including securities laws) or to investigate, evaluate and defend any claim, charge, audit, litigation or other proceeding made by any Person or insurance company; provided, however, that (A) such Seller Indemnitees shall provide reasonable prior notice to Purchaser; (B) Purchaser shall not be required to provide such access during non-business hours; (C) Purchaser shall have the right to accompany the officer, employees, agents or representatives of such Seller Indemnitees in providing access to the Books and Records, the Property or the employees of Purchaser (or Purchaser’s manager) as provided in this Section 8.8; and (D) Purchaser shall not be required to provide such access to materials or information to the extent the same (x) are legally privileged or constitute attorney work product, (y) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by Purchaser, or (z) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Purchaser; and (E) PURCHASER, AT ITS COST AND EXPENSE, SHALL RETAIN ALL BOOKS AND RECORDS WITH RESPECT TO THE HOTEL FOR A PERIOD OF FOUR (4) YEARS AFTER THE CLOSING. This Section 8.8 shall survive the Closing.
8.9    Privacy Laws. To the extent Purchaser reviews, is given access to or otherwise obtains any Hotel Guest Information or Hotel Guest Data as part of the purchase of the Property and the Business, Purchaser shall at all times comply in all material respects with all Applicable Law concerning (i) the privacy and use of such Hotel Guest Information and Hotel Guest Data and the sharing of such information and data with third parties (including, without limitation, any restrictions with respect to Purchaser’s or any third party’s ability to use, transfer, store, sell, or share such information and data), and (ii) the establishment of adequate security measures to protect such Hotel Guest Information and Hotel Guest Data. This Section 8.9 shall survive the Closing.
8.10    Further Assurances. From the Effective Date until the Closing or termination of this Agreement, Seller and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction described in this Agreement, including, without limitation, (i) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (ii) effecting all registrations and filings required under this Agreement or Applicable Law. After the Closing, Seller and Purchaser shall use commercially reasonable efforts (at no liability, cost or expense to such Party, other than

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any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transaction contemplated in this Agreement. The immediately preceding sentence of this Section 8.10 shall survive the Closing.
ARTICLE IX
CLOSING CONDITIONS
9.1    Mutual Closing Conditions.
9.1.1.    Satisfaction of Mutual Closing Conditions. The respective obligations of Seller and Purchaser to close the transaction contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Mutual Closing Conditions”):
(a)    Adverse Proceedings. No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transactions described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.
(b)    Adverse Law. No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.
9.1.2.    Failure of Mutual Closing Condition. If any of the Mutual Closing Conditions is not satisfied at Closing, then each Party shall have the right to terminate this Agreement by providing written notice to the other Party, in which case:
(a)    the Earnest Money, less the Independent Consideration, shall be refunded to Purchaser in accordance with Section 3.2.4;
(b)    following the release of the Earnest Money, the Parties shall have no further rights or obligations under this Agreement, except for those which expressly survive such termination.
9.2    Purchaser Closing Conditions.
9.2.1.    Satisfaction of Purchaser Closing Conditions. In addition to the Mutual Closing Conditions, Purchaser’s obligations to close the transactions described in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Purchaser Closing Conditions”):
(a)    Seller’s Deliveries. All of the Seller Closing Deliveries shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing.

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(b)    Representations and Warranties. The representations or warranties of Seller in this Agreement (as qualified by any updated schedules to this Agreement and any amendments or supplements to such schedules) shall be true and correct as of the Closing (or as of such other date to which such representation or warranty expressly is made), except to the extent any breach of such representations or warranties would (i) subject to Section 9.2.3 below, not have a material adverse effect on Purchaser’s ownership of the Property or the conduct of the Business upon Closing (meaning such breach would result in Purchaser incurring additional expenses or liabilities in the amount of $2,000,000.00 or more) or (ii) prevent Seller from consummating the transaction described in this Agreement.
(c)    Title Policy. The Title Company shall have committed to issue the Title Policy pursuant to Section 5.4.
9.2.2.    Failure of Purchaser Closing Condition. Except as expressly provided in Section 9.4, if any of the Purchaser Closing Conditions is not satisfied at Closing, then Purchaser shall, as Purchaser’s sole and exclusive remedy, have the right, by providing written notice to Seller, to (i) subject to Seller’s right to cure under Section 13.2 and to the remedies available to Purchaser in the event the failure of such Purchaser Closing Condition is due to a default hereunder by Seller pursuant to Section 13.2, to terminate this Agreement, in which case the Earnest Money, less the Independent Consideration, shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) to waive any of the Purchaser Closing Conditions at or prior to Closing. Notwithstanding the foregoing, if there is a Condemnation of all or any portion of the Real Property prior to Closing which makes Seller’s representation and warranty in Section 7.1.5 hereof untrue or inaccurate at Closing, Purchaser’s sole and exclusive remedy shall be as set forth in Section 14.2.
9.2.3.    Immaterial Representation or Warranty. If a representation or warranty of Seller in this Agreement (as qualified by any updated schedules to this Agreement and any amendments or supplements to such schedules) is not true and correct as of the Closing (or as of such other date to which such representation or warranty expressly is made), and such failure would result in Purchaser incurring additional expenses or liabilities in an amount less than $2,000,000 and would not prevent Seller from consummating the transaction described in this Agreement, then the Purchase Price will be reduced by the amount of the additional expense or liability caused by such representation or warranty not being true and correct as of the Closing that Purchaser would not otherwise have incurred if said representation and warranty had been true and correct as of the Closing.
9.3    Seller Closing Conditions.
9.3.1.    Satisfaction of Seller Closing Conditions. In addition to the Mutual Closing Conditions, Seller’s obligations to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Seller Closing Conditions”):
(a)    Board Approval. The Board of Directors of Seller or of its direct or indirect ownership shall have approved the consummation of the transactions contemplated by this Agreement by no later than ten (10) days after the Effective Date.

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(b)    Receipt of the Purchase Price. Purchaser shall have deposited with Escrow Agent the Purchase Price (as adjusted pursuant to Section 3.1).
(c)    Purchaser’s Deliveries. All of the Purchaser Closing Deliveries shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller at Closing.
(d)    Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made).
(e)    Radisson Franchise Agreement. The Radisson Franchise Agreement shall be terminated, as of the Closing Date.
9.3.2.    Failure of Seller Closing Condition. Except as expressly provided in Section 9.4, if any of Seller Closing Conditions is not satisfied at Closing, then Seller shall, as Seller’s sole and exclusive remedy, have the right to (i) terminate this Agreement by providing written notice to Purchaser, in which case the Earnest Money shall be refunded to Purchaser, less the Independent Consideration in accordance with Section 3.2.4, if the Seller Closing Condition not satisfied is condition (a) or (e) above, or disbursed to Seller in accordance with Section 3.2.3 if the Seller Closing Condition not satisfied is any of conditions (b), (c), or (d) above, and in any case the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (iii) waive any of the Seller Closing Conditions at or prior to Closing.
9.4    Waiver of Closing Conditions. The Closing shall constitute conclusive evidence that the Parties have waived any conditions which are not satisfied as of the Closing.
ARTICLE X
CLOSING
10.1    Closing Date. The closing of the transactions described in this Agreement (the “Closing”) shall occur on or before April 5, 2016 (the date on which the Closing occurs is referred to herein as the “Closing Date”). Purchaser will have the one time right to extend the Closing Date for up to thirty (30) days by notifying Seller in writing and depositing $2,500,000 of additional Earnest Money (the “Extension Deposit”) with the Escrow Agent, both of which must occur at least five (5) days prior to the then scheduled Closing Date. The Closing shall be effected through the Closing Escrow as provided in Section 10.2 and shall occur at the offices of Escrow Agent or such other place as agreed to in writing between Seller and Purchaser.
10.2    Closing Escrow. The Title Company will close escrow (the “Closing Escrow”) on the Closing Date if all of the Seller Closing Conditions and Purchaser Closing Conditions have been satisfied and the Title Company has received all Seller Closing Deliveries and Purchaser Closing Deliveries by (1) delivering the Deed for recording, with instructions to deliver the Deed to Purchaser after recording, (2) paying Seller the Purchase Price net of adjustments for prorations and other items charged or credited to Seller in accordance with this Agreement, (3) delivering fully executed

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originals of the closing documents (other than the Deed) to Seller and, and (4) delivering copies of the fully executed closing documents (other than the Deed) to Purchaser.
10.3    Closing Deliveries.
10.3.1.    Seller’s Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing, all of the (i) documents set forth in this Section 10.3.1, each of which shall have been duly executed by Seller and acknowledged (if required), and (ii) other items set forth in this Section 10.3.1 (the “Seller Closing Deliveries”), as follows:
(a)    Authority documents reasonably requested by Title Company and Purchaser.
(b)    Special warranty deed in the form of Exhibit C conveying the Real Property to Purchaser, subject to the Permitted Exceptions (the “Deed”);
(c)    A Bill of Sale in the form of Exhibit D, transferring the FF&E, Supplies, IT Systems, F&B, Retail Merchandise, Intellectual Property, Books and Records, Plans and Specifications, Warranties, Bookings and Purchased Accounts Receivable to Purchaser on the terms set forth therein;
(d)    An Assignment and Assumption of Leases, Contracts and Licenses and Permits in the form of Exhibit E, assigning the Tenant Leases, Equipment Leases, Operating Agreements, and Licenses and Permits to Purchaser on the terms set forth therein;
(e)    A certificate or registration of title for any owned vehicle or other Personal Property included in the Property which requires such certification or registration, duly executed, conveying such vehicle or such other Personal Property to Purchaser;
(f)    Owner’s affidavit in the form of Exhibit B;
(g)    Any real estate transfer tax declarations or similar documents required under Applicable Law in connection with the conveyance of the Real Property;
(h)    FIRPTA affidavits from Seller in the form set forth in the regulations under Section 1445 of the Code;
(i)    To the extent not previously delivered to Purchaser, all originals (or copies if originals are not available) of the Tenant Leases, Contracts, Licenses and Permits, Books and Records, keys and lock combinations in Seller’s Possession, which shall be located at the Hotel on the Closing Date and deemed to be delivered to Purchaser upon delivery of possession of the Hotel; provided, however, that Seller shall have the right to (i) redact and reformat any Books and Records which include data or other information pertaining to any other hotels owned, managed or franchised by Seller, Radisson or their Affiliates, and (ii) retain copies of any Books and Records delivered to Purchaser;
(j)    The Closing Statement prepared pursuant to Section 11.1;

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(k)    A Termination of Radisson Franchise Agreement executed by Radisson and Seller;
(l)    A Termination of the Existing Management Agreement executed by Existing Manager and Seller or a presently effective, unconditional assignment and assumption of the Existing Management Agreement, as applicable;
(m)    Either (1) a Termination of the Restaurant Management Agreement executed by Seller, Existing Manager and Restaurant License Permittee, or (2) Exhibit E will be modified to include an assignment of the Restaurant Management Agreement executed by Seller, Existing Manager and Restaurant License Permittee;
(n)    One of the following, as applicable, (1) a Termination of the Starbucks License Agreement executed by Starbucks and Seller, (2) Exhibit E will be modified to include an assignment of the Starbucks License Agreement, or (3) the Temporary Starbucks Agreements;
(o)    The Beverage Services Agreement in the form attached hereto as Exhibit F, if applicable;
(p)    A certificate from Seller remaking, as of the Closing Date, the representations and warranties of Seller as required by Section 9.2.1(b);
(q)    A completed Statement of Occasional Sale form in the attached Schedule 10.3.1 with Seller selecting the option on said form stating “I certify that I sold the entire operating assets of (1) a whole business or (2) a separate division, branch, or identifiable segment of a business with attributable income and expenses that can be separately established from the books of account or records of the business;”
(r)    Evidence (which evidence may be identification as a “Seller charge” line item on the Closing Statement) of payment by Seller of $50,000 to Existing Manager pursuant to Paragraph 4 of the Acknowledgement of and Consent to Assignment of Hotel Services Agreement dated as of February 4, 2016 between Seller and Existing Manager; and
(s)    Such other documents and instruments as may be reasonably requested by Purchaser or Title Company in order to consummate the transaction described in this Agreement, at no cost or liability to Seller.
10.3.2.    Purchaser’s Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Seller or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller all of the (i) documents set forth in this Section 10.3.2, each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items set forth in this Section 10.3.2 (the “Purchaser Closing Deliveries”), as follows:
(a)    The Purchase Price (as adjusted pursuant to Section 3.1) to be paid by Purchaser in accordance with Section 3.3;
(b)    Authority documents reasonably requested by Title Company;

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(c)    A counterpart of each of the documents and instruments to be delivered by Seller under Section 10.3.1 which require execution by Purchaser or an Affiliate of Purchaser; and
(d)    Such other documents and instruments as may be reasonably requested by Seller or the Title Company, at no cost or liability to Seller.
10.4    Possession. Seller shall deliver possession of the Real Property, subject to the Permitted Exceptions, and tangible Personal Property to Purchaser upon completion of the Closing.
ARTICLE XI
PRORATIONS AND EXPENSES
11.1    Closing Statement. No later than two (2) Business Days prior to Closing, the Parties, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Hotel as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Sections 11.2 and 11.3 or any other provisions of this Agreement. Based upon such examinations, audits and inventories, the Parties jointly shall prepare prior to Closing a closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement. The Closing Statement shall be approved and executed by the Parties at Closing, and such adjustments and prorations shall be final with respect to the items set forth in the Closing Statement, except to the extent any such items shall be reprorated after the Closing as expressly set forth in Section 11.2.
11.2    Prorations. The items of revenue and expense set forth in this Section 11.2 shall be prorated between the Parties (the “Prorations”) as of 11:59 p.m. on the Closing Date (the “Cut‑Off Time”), or such other time expressly provided in this Section 11.2, so that the Closing Date is a day of income and expense for Seller.
11.2.1.    Taxes. All Taxes (other than those as set forth in Section 11.4) shall be prorated as of the Cut‑Off Time between Seller and Purchaser. If the amount of any such Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the most recent available bill; provided, however, that after the Closing, Seller and Purchaser shall reprorate the Taxes and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant taxable period. This Section 11.2.1 shall survive the Closing.
11.2.2.    Tenant Leases. Any rents and other amounts prepaid, accrued or due and payable under the Tenant Leases shall be prorated as of the Cut-Off Time between Seller and Purchaser. Purchaser shall receive a credit for amounts prepaid under the Tenant Leases. With respect to any rents accrued and unpaid under the Tenant Leases, such rents shall be prorated on an “if, as and when collected” basis, such that amounts collected by Purchaser or Seller after the Closing Date from tenants who owe rents for periods prior to the Closing Date, shall be applied (1) first to rents due and payable for the calendar month in which the Closing occurs to be apportioned between Seller and Purchaser, (2) next to Purchaser for rents due and payable for the period after the calendar month in which the Closing occurs, (3) next to Seller for all rents due and payable for the period preceding the calendar month in which the Closing occurs, and (D) last, to Purchaser, any balance remaining. Purchaser shall receive a credit for all assignable but unforfeited security deposits held

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by Seller under the Tenant Leases which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Tenant Leases. Purchaser shall not receive a credit for any non‑assignable but unforfeited security deposits held by Seller, which Seller shall return to the tenant under such Tenant Lease, and Purchaser shall obtain any replacement security deposit from such tenant. This Section 11.2.2 shall survive the Closing.
11.2.3.    Contracts. Any amounts prepaid, accrued or due and payable under the Contracts (other than for utilities for which proration is addressed separately in Section 11.2.6) shall be prorated as of the Cut‑Off Time between Seller and Purchaser. Purchaser shall receive a credit for all deposits held by Seller under the Contracts (together with any interest thereon) which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Contracts. Seller shall receive a credit for all deposits made by Seller under the Contracts (together with any interest thereon to the extent any such deposit is held by the applicable counterparty in an interest bearing account) which are transferred to Purchaser or remain on deposit for the benefit of Purchaser.
11.2.4.    Property Agreements. Any fees, assessments, charges and other amounts prepaid, accrued or due and payable under any declaration of covenants, conditions or restrictions or other similar agreement recorded against the Real Property shall be prorated as of the Cut‑Off Time between Seller and Purchaser.
11.2.5.    Licenses and Permits. All amounts prepaid, accrued or due and payable under any Licenses and Permits transferred to Purchaser shall be prorated as of the Cut‑Off Time between Seller and Purchaser. Seller shall receive a credit for all deposits made by Seller under the Licenses and Permits (together with any interest thereon to the extent any such deposit is held by applicable Governmental Authority in an interest bearing account) which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.
11.2.6.    Utilities. All utility services shall be prorated as of the Cut‑Off Time between Seller and Purchaser. The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut‑Off Time. If readings cannot be obtained as of the Cut-Off Time, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period, which obligation shall survive the Closing. Seller shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts.
11.2.7.    Bookings. Purchaser shall receive a credit for all prepaid deposits for Bookings scheduled to occur on or after the Closing Date, except to the extent such deposits are transferred to Purchaser.
11.2.8.    Restaurants and Bars. Seller shall close out, and shall cause the Liquor License Permittee to close out, their respective transactions in the restaurants and bars in the Hotel as of the regular closing time for such restaurants and bars during the night in which the Cut-Off Time occurs

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and retain all monies collected respectively as of such closing, and Purchaser shall be entitled to any monies collected from the restaurants and bars thereafter. Provided, however, if Purchaser or its designee is unable to obtain the Liquor Licenses for the Hotel prior to Closing, monies received after Closing for the sale of alcoholic beverages shall be distributed pursuant to the Beverage Services Agreement.
11.2.9.    Vending Machines. Seller shall remove all monies from all vending machines, laundry machines, pay telephones and other coin-operated equipment as of the Cut-Off Time and shall retain all monies collected therefrom as of the Cut-Off Time, and Purchaser shall be entitled to any monies collected therefrom after the Cut-Off Time.
11.2.10.    Trade Payables. Except to the extent an adjustment or proration is made under another subsection of this Section 11.2, (i) Seller shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services for the Business (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to the Hotel prior to Closing, and (ii) Purchaser shall receive a credit for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the Closing Date, and Purchaser shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable; provided, however, Seller and Purchaser shall reprorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for such goods or services. Seller shall receive a credit for all advance payments or deposits made with respect to F&B and non-Radisson specific Retail Merchandise ordered, but not delivered to the Hotel prior to the Closing Date, and Purchaser shall pay the amounts which become due and payable for such F&B and non-Radisson specific Retail Merchandise which were ordered prior to Closing. This Section 11.2.10 shall survive the Closing.
11.2.11.    Cash. Seller shall receive a credit for all cash on hand or on deposit in any house bank at the Hotel as of the Cut-Off Time which shall remain on deposit for the benefit of Purchaser.
11.2.12.    Gift Certificates. Purchaser shall receive a credit for ninety percent (90%) of the face value of all gift certificates issued by the Hotel for use at the Hotel outstanding as of the Closing Date.
11.2.13.    Existing Reserves. All funds in any accounts or reserves held by the Existing Manager under the Existing Management Agreement (including, without limitations, the reserve for replacements and the operating account) are the property of Seller and will be released to Seller.
11.2.14.    MEP Contract. If the MEP Work has not yet been completed and/or there are sums remaining to be paid under the MEP Contract, Purchaser shall receive a credit in the amount of any outstanding amounts that remain unpaid as of the Closing, irrespective of whether the MEP Work thereunder has been completed.
11.2.15        Employees. Seller shall be responsible for all wages, salaries, benefits and other costs of employment of Employees (including employment and withholding taxes) payable or reimbursable to Existing Manager pursuant to the Existing Management Agreement relating to

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the period prior to the Cut-Off Time, and Purchaser shall be responsible for all wages, salaries, benefits and other costs of employment of Employees payable or reimbursable to Manager pursuant to the Existing Management Agreement relating to the period after the Cut-Off Time if Purchaser assumes the Existing Management Agreement.  With respect to hourly Employees, (a) wages for such Employees shall be allocated according to hours worked during the current pay period before and after the Cut-Off Time; (b) employment and withholding taxes for the current pay period for such Employees shall be allocated in the same manner as wages; and (c) earned vacation and required contributions to health, pension and other benefit plans for such Employees shall be allocated on the basis used by Manager under the Existing Management Agreement for allocating such costs to particular accounting periods, with such costs attributable to the accounting period in which the Closing Date occurs to be allocated on a per diem basis according to the number of days in the current period occurring before and after the Cut-Off Time. Purchaser shall receive a credit for all amounts unpaid (or not yet due and payable) under the Employment Agreements.
11.2.16        Management Fees. Any prepaid, accrued or due and payable amounts, license fees, management fees (including, without limitation, the Contract Fee (as defined in the Existing Management Agreement) and the Management Fee (as defined in the Restaurant Management Agreement)), and reimbursables under the Existing Management Agreement, Restaurant Management Agreement, Starbucks License Agreement and the Radisson Franchise Agreement shall be prorated as of the Cut‑Off Time between Seller and Purchaser. Purchaser shall receive a credit for all amounts accrued as of the Cut-Off Time but not yet due and payable under each of the Existing Management Agreement, Restaurant Management Agreement, Starbucks License Agreement and the Radisson Franchise Agreement. Seller may elect to give Purchaser a credit against the Purchase Price in lieu of making the payment described in Section 10.3.1(r). The provisions of this Section 11.2.16 only apply to the extent that Purchaser assumes the applicable agreement.
11.2.17        Other Adjustments and Prorations. All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a hotel property similar to the Property shall be adjusted and prorated between Seller and Purchaser accordingly.
11.3    Accounts Receivable.
11.3.1.    Guest Ledger. At Closing, Seller shall receive a credit in an amount equal to all amounts charged to the Guest Ledger for all room nights up to and including the night during which the Cut‑Off Time occurs.
11.3.2.    Accounts Receivable (Other than Guest Ledger). Seller shall retain the right to collect all Accounts Receivable (other than the Guest Ledger which is addressed in Section 11.3.1), and Purchaser shall not receive a credit for such Accounts Receivable. Purchaser shall cooperate with Seller in collecting the Accounts Receivable, at no cost or expense to Purchaser other than any de minimis cost and expense or any cost or expense which Seller agrees in writing to reimburse. If any such Accounts Receivable are paid to Purchaser after the Closing, Purchaser shall remit such payments to Seller, in the same form as received, on a bi-weekly basis, without any commission or deduction for Purchaser.

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11.4    Transaction Costs.
11.4.1.    Seller Transaction Costs. In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement, Seller shall pay for the following items in connection with this transaction: (i) the costs, fees and expenses of removing or curing any Unpermitted Exceptions (including recording charges for any instruments to be recorded in connection therewith) as required under Section 5.3.4; (ii) one half (½) of the fees and expenses for the Escrow Agent; (iii) the fees and expenses of their own attorneys, accountants and consultants; and (iv) the base premium for the Title Policy.
11.4.2.    Purchaser’s Transaction Costs. In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement, Purchaser shall pay for the following items in connection with this transaction: (i) the fees and expenses incurred by Purchaser for Purchaser’s Inspectors or otherwise in connection with the Inspections; (ii) the fees and expenses for updating the Survey; (iii) all of any owner’s title insurance premiums above the base premium for the Title Policy, commitment fees, costs and fees and of any transfer or similar tax and recording charges payable in connection with the conveyance of the Real Property; (iv) any sales, transfer, or similar tax payable in connection with the conveyance of the Personal Property (“Personal Property Sales Taxes”); (v) any fees or expenses payable for the assignment, transfer or conveyance of any Equipment Leases, Operating Agreements, Licenses and Permits, the Intellectual Property, Plans and Specifications, and Warranties; (vi) all fees, expenses, damages, and amounts payable in connection with or as a result of the Parties executing the Temporary Starbucks Agreements, if applicable, and for the termination or assignment of the Starbucks License Agreement, whether occurring at or after Closing; (vii) any mortgage tax, title insurance fees and expenses for any loan title insurance policies (and endorsements thereto), recording charges or other amounts payable in connection with any financing obtained by Purchaser; (viii) one half (½) of the fees and expenses for the Escrow Agent; and (ix) all fees and expenses payable in connection with termination of the Radisson Franchise Agreement and Existing Management Agreement, if applicable; (x) all fees and expenses payable in connection with the termination of the Restaurant Management Agreement if terminated at Closing and (xi) the fees and expenses of its own attorneys, accountants and consultants.
11.4.3.    Other Transaction Costs. All other fees, costs and expenses not expressly addressed in this Section 11.4 or elsewhere in this Agreement shall be allocated between Seller and Purchaser in accordance with applicable local custom for similar transactions.
11.4.4.    Survival. This Section 11.4 shall survive the Closing.
ARTICLE XII
TRANSITION PROCEDURES
12.1    Safe Deposit Boxes. Prior to the Closing, Seller shall notify all guests or customers who are then using a safe deposit box at the Hotel advising them of the pending change in management of the Hotel and requesting them to conduct an inventory and verify the contents of such safe deposit box. All inventories by such guests or customers shall be conducted under the joint supervision of employees, agents or representatives of the Parties. Upon such inventory and verification, Seller

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shall deliver to Purchaser all keys, receipts and agreements for such safe deposit box (and thereafter such safe deposit box shall deemed an “Inventoried Safe Deposit Box”). If this Agreement is terminated after such inventory, Purchaser shall return all keys, receipts and agreements to Seller for such Inventoried Safe Deposit Boxes immediately upon such termination. Upon Closing, Seller shall deliver to Purchaser all keys in Seller’s Possession for all safe deposit boxes not then in use, and a list of all safe deposit boxes which are then in use, but not yet inventoried by the depositor, with the name and room number of such depositor. After the Closing, the Parties shall make appropriate arrangements for guests and customers at the Hotel to inventory and verify the contents of the non‑Inventoried Safe Deposit Boxes which are then in use, and upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipt and agreements for such safe deposit box (and such safe deposit box thereafter shall constitute an Inventoried Safe Deposit Box). Notwithstanding anything herein to the contrary, Seller shall have the right, but not the obligation, to remove the locks (by drilling or by any other means necessary) of any or all non-Inventoried Safe Deposit Boxes that are inoperable or otherwise inaccessible. Seller shall have no obligation to replace or repair any such non-Inventoried Safe Deposit Boxes and Purchaser hereby agrees to accept such non-Inventoried Safe Deposit Boxes in an “as-is” condition. PURCHASER SHALL BE RESPONSIBLE FOR, AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE SELLER INDEMNITEES IN ACCORDANCE WITH ARTICLE XV FROM AND AGAINST ANY INDEMNIFICATION LOSS INCURRED BY ANY OF THE SELLER INDEMNITEES WITH RESPECT TO, ANY THEFT, LOSS OR DAMAGE TO THE CONTENTS OF ANY SAFE DEPOSIT BOX FROM AND AFTER THE TIME SUCH SAFE DEPOSIT BOX IS DEEMED AN INVENTORIED SAFE DEPOSIT BOX PURSUANT TO THIS SECTION 12.1. SELLER SHALL BE RESPONSIBLE FOR, AND SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE PURCHASER INDEMNITEES IN ACCORDANCE WITH ARTICLE XV FROM AND AGAINST ANY INDEMNIFICATION LOSS INCURRED BY ANY PURCHASER INDEMNITEES WITH RESPECT TO, ANY THEFT, LOSS OR DAMAGE TO THE CONTENTS OF ANY SAFE DEPOSIT BOX PRIOR TO THE TIME SUCH SAFE DEPOSIT BOX IS DEEMED AN INVENTORIED SAFE DEPOSIT BOX.
12.2    Baggage. On the Closing Date, employees, agents or representatives of the Parties jointly shall make a written inventory of all baggage, boxes and similar items checked in or left in the care of Seller at the Hotel, and Seller shall deliver to Purchaser the keys to any secured area which such baggage and other items are stored (and thereafter such baggage, boxes and other items inventoried shall be deemed the “Inventoried Baggage”). PURCHASER SHALL BE RESPONSIBLE FOR, AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE SELLER INDEMNITEES IN ACCORDANCE WITH ARTICLE XV FROM AND AGAINST ANY INDEMNIFICATION LOSS INCURRED BY ANY OF THE SELLER INDEMNITEES WITH RESPECT TO ANY THEFT, LOSS OR DAMAGE TO ANY INVENTORIED BAGGAGE FROM AND AFTER THE TIME OF SUCH INVENTORY, AND ANY OTHER BAGGAGE, BOXES OR SIMILAR ITEMS LEFT IN THE CARE OF PURCHASER WHICH WAS NOT INVENTORIED BY THE PARTIES. SELLER SHALL BE RESPONSIBLE FOR, AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE PURCHASER INDEMNITEES IN ACCORDANCE WITH ARTICLE XV FROM AND AGAINST ANY INDEMNIFICATION LOSS INCURRED BY ANY PURCHASER

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INDEMNITEES WITH RESPECT TO ANY THEFT, LOSS OR DAMAGE TO ANY INVENTORIED BAGGAGE PRIOR TO THE TIME OF SUCH INVENTORY, AND ANY OTHER BAGGAGE, BOXES OR SIMILAR ITEMS LEFT IN THE CARE OF SELLER WHICH WAS NOT INVENTORIED BY THE PARTIES.
12.3    Removal of IT Systems. With respect to the IT Systems Purchaser shall (i) be responsible for obtaining any consents or approvals necessary for the assignment or transfer of such IT Systems from Seller to Purchaser, or a new license for such IT Systems (as the case may be), and (ii) pay any fees or expenses charged by the licensor, vendor or supplier of such IT Systems in respect of such assignment or transfer or new license (as the case may be). With respect to the Excluded IT Systems to be removed from the Hotel, Seller shall have no obligation to replace such Excluded IT Systems. If Purchaser replaces any of the Excluded IT Systems removed by Seller, Seller shall cooperate with Purchaser in all reasonable respects to transfer all data from such Excluded IT Systems which were removed to the replacement systems installed by Purchaser, provided, however, that Seller makes no representation, warranty or guarantee whatsoever that the data on such Excluded IT Systems removed by Seller will be transferable or compatible with the replacement systems installed by Purchaser.
12.4    Notice to Guests. At Seller’s option, Seller shall send an announcement to all guests and customers at the Hotel as of the Closing and all Persons who have Bookings as of the Closing informing such Persons of the change in management of the Hotel, in form and substance reasonably acceptable to Purchaser.
ARTICLE XIII
DEFAULT AND REMEDIES
13.1    Seller’s Default. If, at or any time prior to Closing, Seller fails to perform its covenants or obligations under this Agreement in any material respect (a “Seller Default”), and no Purchaser Default has occurred which remains uncured, then Purchaser, may elect as its sole and exclusive remedy to (a) terminate this Agreement, in which case the Earnest Money, less the Independent Consideration, shall be refunded to Purchaser in accordance with Section 3.2.4 and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination; (b) proceed to Closing without any reduction in or setoff against the Purchase Price, in which case Purchaser shall be deemed to have waived such Seller Default; or (c) obtain a court order for specific performance, provided that, if (i) the remedy of specific performance is not available to Purchaser because Seller conveyed the Property to a third-party or a foreclosure has occurred or (ii) Seller failed to comply with the provisions of the last sentence of Section 5.3.1, Seller will be liable to Purchaser for Purchaser’s direct actual damages resulting from said breach. Notwithstanding anything else to the contrary in this Agreement, as a condition precedent to an action by Purchaser for specific performance under this Section 13.1 or damages under the preceding sentence, Purchaser must give written notice to Seller and file said action within sixty (60) days after the scheduled Closing Date.
13.2    Seller’s Right to Cure. Notwithstanding anything to the contrary in this Agreement, Purchaser shall not have the right to exercise its remedies under clauses (a) or (c) of Section 13.1 for a Seller Default or Section 9.2.2 for a failure of a Purchaser Closing Condition (a “Purchaser

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Closing Condition Failure”), unless Purchaser has provided written notice to Seller specifying in reasonable detail the nature of the Seller Default or Purchaser Closing Condition Failure (as the case may be), and Seller has not cured such Seller Default or Purchaser Closing Condition Failure (as the case may be) within ten (10) days after Seller’s receipt of such notice (the “Seller Cure Period”), in which case, the Closing shall be postponed until the date which is five (5) Business Days after the expiration of the Seller Cure Period. However, if Seller fails to cure the applicable Seller Default or Purchaser Closing Condition Failure by the last day of the Seller Cure Period, Purchaser may exercise its remedies under clauses (a) or (c) of Section 13.1 on the next Business Day following the last day of the Seller Cure Period.
13.3    Purchaser’s Default. If (i) Purchaser has not deposited the Deposit within the time period provided in, and otherwise in accordance with, Section 3.2.1, or (ii) at Closing, Purchaser fails to perform any of its other covenants or obligations under this Agreement in any material respect which breach or default is not caused by a Seller Default (a “Purchaser Default”), then Seller, as its sole and exclusive remedy, may elect to (A) terminate this Agreement by providing written notice to Purchaser, in which case the Earnest Money shall be disbursed to Seller in accordance with Section 3.2.3, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing pursuant to this Agreement, in which case Seller shall be deemed to have waived such Purchaser Default. Notwithstanding the foregoing, Seller shall have the right to bring an action for damages against Purchaser for Purchaser’s breach of its covenants or obligations under Section 16.2. The preceding sentence shall survive the termination of this Agreement.
13.4    Purchaser’s Right to Cure. Notwithstanding anything to the contrary in this Agreement, Seller shall not have the right to exercise its remedies under Section 13.3(A) for a Purchaser Default (except for Purchaser’s failure to timely deposit the Deposit) or Section 9.3.2 for a Seller Closing Condition Failure, unless Seller has provided written notice to Purchaser specifying in reasonable detail the nature of the Purchaser Default or Seller Closing Condition Failure (as the case may be), and Purchaser has not cured such Purchaser Default or Seller Closing Condition Failure (as the case may be) within five (5) Business Days after Purchaser’s receipt of such notice (the “Purchaser Cure Period”), in which case the Closing shall be postponed until the date which is one (1) Business Day after the expiration of the Purchaser Cure Period.
13.5    LIQUIDATED DAMAGES; LIMITATION ON DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 13.3, THE DAMAGES THAT SELLER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, THE PARTIES AGREE THAT SELLER SHALL RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES (AND NOT AS A PENALTY) AS SELLER’S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT IN ADDITION TO THE EARNEST MONEY, SELLER SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS OF PURCHASER WHICH EXPRESSLY SURVIVE SUCH TERMINATION. IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE FOR ANY CONSEQUENTIAL,

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PUNITIVE, EXEMPLARY, SPECIAL, TREBLE OR OTHER FORMS OF MULTIPLE OR OTHER NON-ACTUAL DAMAGES.
ARTICLE XIV
RISK OF LOSS
14.1    Casualty. If, at any time after the Effective Date and prior to Closing or earlier termination of this Agreement, the Property or any portion thereof is damaged or destroyed by fire or any other casualty (a “Casualty”), Seller shall give written notice of such Casualty to Purchaser promptly after the occurrence of such Casualty.
14.1.1.    Material Casualty. If the amount of the repair or restoration caused by a Casualty required by such Casualty equals or exceeds five percent (5%) of the Purchase Price (a “Material Casualty”) and such Material Casualty was not caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) days after Purchaser’s receipt of Seller’s written notice of such Material Casualty, to (a) terminate this Agreement and in which case the Earnest Money, less the Independent Consideration, shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination; or (b) proceed to Closing, without terminating this Agreement, in which case Seller shall (i) provide Purchaser with a credit against the Purchase Price in an amount equal to the lesser of: (A) the applicable insurance deductible, or (B) the reasonable estimated costs for the repair or restoration required by such Material Casualty, and (ii) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to lost profits and costs incurred by Seller for the period prior to the Closing. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to terminate this Agreement pursuant to clause (a) of this preceding sentence. If the Closing is scheduled to occur within Purchaser’s ten (10) day election period, the Closing Date shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period.
14.1.2.    Non‑Material Casualty. In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall (A) provide Purchaser with a credit against the Purchase Price (except if such Casualty is caused by Purchaser or Purchaser’s Inspectors) in an amount equal to the lesser of: (1) the applicable insurance deductible, and (2) the reasonable estimated costs for the repair or restoration required by such Casualty, and (B) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to any lost profits or costs incurred by Seller for the period prior to the Closing.
14.2    Condemnation. If, at any time after the Effective Date and prior to Closing any Governmental Authority commences any condemnation proceeding or other proceeding in eminent domain with respect to all or any portion of the Real Property (a “Condemnation”), Seller shall give

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written notice of such Condemnation to Purchaser promptly after Seller receives notice of such Condemnation.
14.2.1.    Material Condemnation. If the Condemnation would (i) result in the permanent loss of (A) any guest rooms or (B) pedestrian or vehicular access to the Hotel from the existing street currently providing such access, or (ii) cause the Hotel to materially violate any Applicable Law including, without limitation, ingress/egress to or from the Hotel, zoning or parking laws and requirements (a “Material Condemnation”), then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) days after Purchaser’s receipt of Seller’s written notice of such Material Condemnation, to (A) terminate this Agreement, in which case the Earnest Money, less the Independent Consideration, shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement except those which expressly survive such termination; or (B) proceed to Closing, without terminating this Agreement, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Material Condemnation and/or deliver any theretofore received. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to terminate this Agreement pursuant to clause (A) of the preceding sentence. If the Closing is scheduled to occur within Purchaser’s ten (10) day election period, the Closing shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period.
14.2.2.    Non‑Material Condemnation. In the event of any Condemnation other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation.
ARTICLE XV
SURVIVAL, INDEMNIFICATION AND RELEASE
15.1    Survival. Except as expressly set forth in this Section 15.1, all representations, warranties, covenants, liabilities and obligations shall be deemed (i) if the Closing occurs, to merge in the Deed and not survive the Closing, or (ii) if this Agreement is terminated, not to survive such termination.
15.1.1.    Survival of Representations and Warranties. If the Closing occurs, the representations and warranties of Seller in Section 7.1 and Purchaser in Section 7.2 shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Central Standard Time) on the date which is one hundred eighty (180) days after the Closing Date (the period any representation or warranty survives termination or the Closing as set forth in this Section 15.1.1) is referred to herein as the “Survival Period”).
15.1.2.    Survival of Covenants and Obligations. If this Agreement is terminated, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the termination of this Agreement shall survive such termination. If the Closing occurs, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the Closing shall survive the Closing.

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15.1.3.    Survival of Indemnification. This Article XV and all other rights and obligations of defense and indemnification as expressly set forth in this Agreement shall survive the Closing or termination of this Agreement.
15.2    Indemnification by Seller. SUBJECT TO THE LIMITATIONS SET FORTH IN ARTICLE V, SECTIONS 15.1, 15.4, 15.5, 15.6 AND 15.7, SELLER SHALL INDEMNIFY AND HOLD HARMLESS THE PURCHASER INDEMNITEES FROM AND AGAINST ANY INDEMNIFICATION LOSS INCURRED BY ANY PURCHASER INDEMNITEE TO THE EXTENT RESULTING FROM (I) THE BREACH OF ANY EXPRESS REPRESENTATIONS OR WARRANTIES OF SELLER IN THIS AGREEMENT WHICH EXPRESSLY SURVIVES THE CLOSING OR TERMINATION OF THIS AGREEMENT (AS THE CASE MAY BE), (II) THE BREACH BY SELLER OF ANY OF THEIR COVENANTS OR OBLIGATIONS UNDER THIS AGREEMENT WHICH EXPRESSLY SURVIVES THE CLOSING OR TERMINATION OF THIS AGREEMENT (AS THE CASE MAY BE), AND (III) ANY RETAINED LIABILITIES, OTHER THAN ANY LIABILITIES FOR WHICH PURCHASER HAS EXPRESSLY RELEASED SELLER PURSUANT TO THE TERMS OF THIS AGREEMENT.
15.3    Indemnification by Purchaser. SUBJECT TO THE LIMITATIONS SET FORTH IN SECTIONS 15.1, 15.4, 15.5 AND 15.6, PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS THE SELLER INDEMNITEES FROM AND AGAINST ANY INDEMNIFICATION LOSS INCURRED BY ANY SELLER INDEMNITEE TO THE EXTENT RESULTING FROM (I) ANY BREACH OF ANY EXPRESS REPRESENTATIONS OR WARRANTIES OF PURCHASER IN THIS AGREEMENT WHICH EXPRESSLY SURVIVES THE CLOSING OR TERMINATION OF THIS AGREEMENT (AS THE CASE MAY BE), (II) ANY BREACH BY PURCHASER OF ANY OF ITS COVENANTS OR OBLIGATIONS UNDER THIS AGREEMENT WHICH EXPRESSLY SURVIVES THE CLOSING OR TERMINATION OF THIS AGREEMENT (AS THE CASE MAY BE), AND (III) ANY ASSUMED LIABILITIES; PROVIDED, HOWEVER, THAT WITHOUT LIMITING THE RELEASE SET FORTH IN SECTION 15.7, PURCHASER SHALL NOT INDEMNIFY AND/OR HOLD HARMLESS ANY SELLER INDEMNITEE AGAINST ANY CLAIM OR ACTION BROUGHT AGAINST SUCH SELLER INDEMNITEE RELATING TO ENVIRONMENTAL LIABILITIES.
15.4    Limitations on Indemnification Obligations.
15.4.1.    Failure to Provide Notice within Survival Period. Notwithstanding anything else to the contrary in this Agreement, as a condition precedent to seeking defense or indemnification for a breach of any representations or warranties shall be entitled to indemnification for such breach only if the Indemnitee has given written notice to the Indemnitor in accordance with Section 15.5.1 prior to the expiration of fifteen (15) days beyond the applicable Survival Period.
15.4.2.    Cap on Seller Liability. Except with respect to the Joinder executed and delivered by Forestar Group, Inc. (“Guarantor”), Purchaser agrees that its recourse against any Seller Indemnitee under this Agreement or under any other agreement, document, certificate or instrument delivered by Seller to Purchaser, or under any law applicable to the Property or this transaction,

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shall be strictly limited to Seller’s interest in the Property or the net proceeds from the sale of the Property, and that in no event shall Purchaser seek or obtain any recovery or judgment against any of Seller Indemnitees’ other assets (if any), other than Guarantor. The aggregate liability of all Seller Indemnitees arising directly or indirectly pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed in connection with this Agreement shall be limited to $4,500,000 in the aggregate, regardless of whether any such liability arises from the actual or alleged negligent, willful or intentional act or omission of Seller Indemnitees. In no event shall Purchaser have the right to bring a cause of action for any claims until the amount of all claims exceeds $300,000 in the aggregate. Seller has given Purchaser material concessions regarding this transaction in exchange for Purchaser agreeing to the provisions of this Section. The provisions of this Section 15.4.2 shall supersede anything to the contrary contained in this Agreement, any document or certificate executed in connection with this Agreement, or under any law applicable to the Property or this transaction. This Section shall survive any termination of this Agreement and is not subject to the one hundred eighty (180) day limitation in Section 15.1.1.
15.4.3.    Failure to Provide Timely Notice of Indemnification Claim. Notwithstanding anything to the contrary in this Agreement, an Indemnitee shall not be entitled to defense or indemnification to the extent the Indemnitee’s failure to promptly notify the Indemnitor in accordance with Section 15.5.1, (i) prejudices the Indemnitor’s ability to defend against any Third‑Party Claim on which such Indemnification Claim is based, or (ii) increases the amount of Indemnification Loss incurred in respect of such indemnification obligation of the Indemnitor.
15.4.4.    Effect of Taxes, Insurance or Other Reimbursement. Notwithstanding anything to the contrary in this Agreement, the amount of any Indemnification Loss for which indemnification is provided to an Indemnitee under this Article XV shall be net of any tax benefits realized or insurance proceeds received by such Indemnitee in connection with the Indemnification Claim, or any other third‑party reimbursement. The Indemnitee shall use commercially reasonable efforts to realize any tax benefit, collect any insurance proceeds or obtain any third‑party reimbursement with respect to such Indemnification Claim, though such Indemnitee shall not be precluded from seeking an Indemnification Claim prior to realization of such tax benefit, insurance proceeds or third‑party reimbursement, and if such tax benefits, insurance proceeds or reimbursement are realized or obtained by the Indemnitee after the Indemnitor has paid any amount in respect of an Indemnification Loss to the Indemnitee, the Indemnitee shall reimburse the amount realized or collected by the Indemnitee up to the amount received from the Indemnitor for such Indemnification Loss.
15.5    Indemnification Procedure.
15.5.1.    Notice of Indemnification Claim. If any of the Seller Indemnitees or Purchaser Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under Sections 4.1.5, 8.4, 12.1, 12.2, 15.2 or 15.3 or any other express provision in this Agreement (each, an “Indemnification Claim”), the Party required to provide defense or indemnification to such Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify or hold harmless such Indemnitee unless and until such Indemnitee provides written notice to such Indemnitor

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promptly after such Indemnitee has actual knowledge of any facts or circumstances on which such Indemnification Claim is based or a Third‑Party Claim is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third‑Party Claim with respect to such Indemnification Claim.
15.5.2.    Resolution of Indemnification Claim Not Involving Third‑Party Claim. If the Indemnification Claim does not involve a Third‑Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.
15.5.3.    Resolution of Indemnification Claim Involving Third‑Party Claim. If the Indemnification Claim involves a Third‑Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of such Third‑Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third‑Party Claim, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the Third‑Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such Third‑Party Claim, and (iii) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement agreement with respect to the Indemnification Claim, without the Indemnitor’s prior written consent, which consent may be withheld in the Indemnitor’s sole discretion. If the Indemnitor elects not to assume the defense of such Third-Party Claim, or if in the good faith judgment of the Indemnitee the Indemnitor or counsel for the Indemnitor shall have a conflict of interest which would adversely affect the Indemnitor’s or its counsel’s ability to defend such Third-Party Claim on behalf of the Indemnitee, the Indemnitee shall have the right to retain the defense of such Third-Party Claim at the cost and expense of the Indemnitor, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost-efficient manner.
15.5.4.    Accrual of Indemnification Obligation. Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which (i) does not involve a Third‑Party Claim but is disputed by Indemnitor until such time as such dispute is resolved by written agreement or other means as the Parties otherwise may agree in writing, or (ii) which involves a Third‑Party Claim until such time as such Third‑Party Claim is concluded, including any appeals with respect thereto. PURCHASER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS, REMEDIES AND BENEFITS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (SECTIONS 17.41 AND FOLLOWING OF THE TEXAS BUSINESS AND COMMERCE CODE) (THE “DTPA”) AND ANY OTHER SIMILAR CONSUMER PROTECTION LAW, WHETHER FEDERAL, STATE OR LOCAL. PURCHASER COVENANTS NOT TO SUE SELLER UNDER THE DTPA OR ANY SUCH SIMILAR CONSUMER PROTECTION LAW. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

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15.6    Exclusive Remedy for Indemnification Loss. Except for claims based on fraud, the indemnification provisions in this Article XV shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement.
15.7    RELEASE OF SELLER FOR VIOLATIONS OF APPLICABLE LAW. NOTWITHSTANDING ANY INDEMNIFICATION OBLIGATION OF SELLER UNDER THIS AGREEMENT, PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) DOES HEREBY FOREVER RELEASE AND DISCHARGE THE SELLER INDEMNITEES FROM ANY AND ALL VIOLATIONS OF APPLICABLE LAW INCLUDING, WITHOUT LIMITATION VIOLATIONS OF THE AMERICANS WITH DISABILITIES ACT OF 1990 AND ALL ENVIRONMENTAL CLAIMS AND ENVIRONMENTAL LIABILITIES, WHETHER NOW KNOWN OR UNKNOWN TO PURCHASER; PROVIDED, HOWEVER, THAT SUCH RELEASE AND DISCHARGE SHALL NOT APPLY TO ANY INDEMNIFICATION OBLIGATION OF SELLER TO THE EXTENT RESULTING FROM A BREACH OF SELLER’S REPRESENTATIONS OR WARRANTIES SET FORTH IN SECTION 7.1. NOTHING CONTAINED IN THIS RELEASE, HOWEVER, IS INTENDED TO OR SHALL BE DEEMED TO RELEASE ANY CLAIMS WHICH PURCHASER MAY HAVE AGAINST ANY OTHER POTENTIALLY LIABLE PARTY WITH RESPECT TO ANY SUCH VIOLATIONS OF APPLICABLE LAW.
____Purchaser’s Initials    ____Seller’s Initials
ARTICLE XVI
MISCELLANEOUS PROVISIONS
16.1    Notices.
16.1.1.    Method of Delivery. All notices, requests, demands and other communications required to be provided by any Party under this Agreement (each, a “Notice”) shall be in writing and delivered, at the sending Party’s cost and expense, by (i) personal delivery, (ii) certified U.S. mail, with postage prepaid and return receipt requested, (iii) overnight courier service, or (iv) electronic mail transmission to the recipient Party at the address or e-mail address below, provided that notices given via electronic mail shall only be effective if and when the notice is also delivered via one of the other methods permitted in clauses (i), (ii) or (iii).
If to Seller:
c/o Forestar (USA) Real Estate Group Inc.
6300 Bee Cave Road, Bldg. Two, Suite 500
Austin, Texas 78746
Attn: Tom Etheredge
Email: tometheredge@forestargroup.com
with a copy to:

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c/o Forestar (USA) Real Estate Group Inc.
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746
Attn: Matt Stark
Email: mattstark@forestargroup.com
with a copy to:
Husch Blackwell LLP
2001 Ross Avenue, Suite 2000
Dallas, Texas 75201
Attn: R. Tyler Johnson
Email: tyler.johnson@huschblackwell.com
If to Purchaser:
c/o Square Mile Capital Management LLC
350 Park Avenue
New York, New York 10022
Attn: Joseph D. D’Angelo and Jesse Goepel
Email: jdangelo@squaremilecapital.com and jgoepel@squaremilecapital.com with a copy to:

c/o The Yucaipa Companies
9130 West Sunset Blvd.
Los Angeles, CA 90069
Attn: Robert P. Bermingham
Email: legal@yucaipaco.com

with a copy to:

c/o Sydell Group
30 West 26th Street, 12th Floor
New York, New York 10010
Attn: Joshua Babbitt
Email: jbabbitt@sydellgroup.com

with a copy to:
Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, New York 10166
Attn: Gary S. Kleinman, Esq.
Email: kleinmang@gtlaw.com

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16.1.2.    Receipt of Notices. All Notices sent by a Party (or its counsel pursuant to Section 16.1.4) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (Austin, Texas time) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or e-mail address, and such recipient Party failed to provide the sending Party with its current address or e-mail address pursuant to Section 16.1.3.
16.1.3.    Change of Address. The Parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 16.1 by providing a Notice of such change in address and/or facsimile number as required under this Section 16.1.
16.1.4.    Delivery by Party’s Counsel. The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.
16.2    No Recordation. Except in connection with an action for specific performance, Purchaser shall not record this Agreement, nor any memorandum or other notice of this Agreement, in any public records. This provision shall survive any termination of this Agreement.
16.3    Time is of the Essence. Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.
16.4    Assignment. Neither Party may assign this Agreement or any interest therein to any Person, without the prior written consent of the other Party, which consent may be withheld in such Party’s sole discretion.
16.5    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.
16.6    Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns, and (ii) any Indemnitee to the extent such Indemnitee is expressly provided any right of defense or indemnification in this Agreement.
16.7    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.
16.8    Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

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16.8.1.    Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.
16.8.2.    All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.
16.8.3.    The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.
16.8.4.    Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.
16.8.5.    The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.
16.8.6.    The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”
16.8.7.    The term “sole discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.
16.9    Severability. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.
16.10    JURISDICTION AND VENUE. ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE CONDUCTED IN THE COUNTY OF TRAVIS, STATE OF TEXAS AND/OR FEDERAL COURTS IN TRAVIS COUNTY, AS APPLICABLE, HAVING JURISDICTION AT THE SITE OF THE PROPERTY, AND SELLER (FOR ITSELF AND ALL OF THE SELLER INDEMNITEES) AND PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) HEREBY SUBMIT TO JURISDICTION AND CONSENT TO VENUE IN SUCH COURTS, AND WAIVE ANY DEFENSE BASED ON FORUM NON CONVENIENS.

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16.11    WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY WAIVE ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.
16.12    Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.
16.13    Incorporation of Recitals, Exhibits and Schedules. The recitals to this Agreement, and all exhibits and schedules (as amended, modified and supplemented from time to time pursuant to Section 16.14) referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.
16.14    Updates of Schedules. Notwithstanding anything to the contrary in this Agreement, Seller shall have the right to amend and supplement any schedule to this Agreement without Purchaser’s consent from time to time to the extent that such schedule needs to be amended or supplemented to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein by providing a written copy of such amendment or supplement to Purchaser, provided that such update or supplement is due to the occurrence of events or changes in circumstances that are permitted to occur hereunder. If Seller makes any amendment or supplement to the schedules after the Effective Date (a “Post-Execution Disclosure”), then (A) such Post-Execution Disclosure shall constitute a Purchaser Closing Condition Failure if, and only if, the corresponding representation or warranty or other information would be untrue or incorrect in any material respect in the absence of such Post-Execution Disclosure which is amended or supplemented by such Post-Execution Disclosure and would result in a material adverse effect to Purchaser’s ownership of the Property or the conduct of the Business upon Closing (meaning it would result in Purchaser incurring additional expenses or liabilities in the amount of $2,000,000.00 or more), provided that any Post-Execution Disclosure that has an effect of less than $2,000,000 shall result in a pro tanto reduction of the Purchase Price as set forth in Section 9.2.3 and (B) if Purchaser proceeds to Closing notwithstanding such Post-Execution Disclosure, the corresponding representation, warranty or other information shall be deemed qualified by such Post-Execution Disclosure for the purposes of limiting the defense and indemnification obligations of Seller under this Agreement. For purposes of Section 9.2.1, Section 9.2.3, and this Section 16.14 nothing will be considered an amendment or supplement to any schedule to this Agreement unless it is in writing signed by Seller and is specifically identified as an “official amendment or supplement” to the Agreement.
16.15    Entire Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral)

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between the Parties on or prior to the Effective Date with respect to the transaction described in this Agreement.
16.16    Amendments, Waivers and Termination of Agreement. Except as set forth in Section 16.14, no amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.
16.17    Contract as an Offer. Seller shall have no obligation to sell the Property to Purchaser, unless and until all Parties have executed and delivered this Agreement to the Escrow Agent and all other Parties.
16.18    Execution of Agreement. A Party may deliver executed signature pages to this Agreement or by e-mail transmission to any other Party, which e-mail copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.
16.19    Intentionally Omitted.
16.20    Notice of Water Level Fluctuations. Seller hereby notifies Purchaser pursuant to Section 5.019 of the Texas Property Code that the water level of the impoundment of water adjoining the Property fluctuates for various reasons, including as a result of:
(a)    an entity lawfully exercising its right to use the water stored in the impoundment; or
(b)    drought or flood conditions.

[Remainder of page intentionally left blank;
Signatures on following pages]

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IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer or representative.
SELLER:
Capitol of Texas Insurance Group Inc.,
a Delaware corporation

By: /s/ David M. Grimm
Name: David M. Grimm
Title:    Executive Vice President

[ SIGNATURES CONTINUE ON THE FOLLOWING PAGE ]

Signature Page to Purchase and Sale Agreement

PURCHASER:
Austin Lakeside Hotel Owner LLC,
a Delaware limited liability company

By:    /s/ Joseph D. D’Angelo
Name:    Joseph d. D’Angelo
Title:    Authorized Signatory

Signature Page to Purchase and Sale Agreement

Joinder of Guarantor

To further induce Purchaser to enter into this Agreement, Forestar Group, Inc., a Delaware corporation (“Guarantor”), has executed this Joinder of Guarantor (“Joinder”) solely to evidence its guarantee of, and Guarantor hereby unconditionally and irrevocably guarantees to Purchaser, the payment of all claims, losses, damages, liabilities, costs and expenses of Purchaser, including reasonable attorneys’ fees and disbursements, arising out of or in connection with the breach of Seller’s representations and warranties that survive Closing pursuant to Section 15.1.1 of the Agreement. Guarantor acknowledges that it will receive substantial economic and other benefits from the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement. Seller and Guarantor shall be jointly and severally liable to Purchaser under this Joinder. Guarantor shall have no other obligations Agreement or under any other document executed in connection with the transactions contemplated by this Agreement. The obligations of Guarantor constitutes a guaranty of payment and not of collection. Guarantor hereby waives any and all (i) defenses, offsets, counterclaims, demands, protests, presentments and notices of every kind and nature (subject to the provisions of the penultimate sentence of this Joinder), (ii) legal requirements that Purchaser institute any action or proceeding at law or in equity against Seller or any other person or entity, and (ii) rights to which he may be entitled by virtue of any suretyship law. The obligations, covenants, agreements and duties of Guarantor under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following, without the necessity of any notice to, or further consent of, Guarantor: the voluntary or involuntary liquidation, dissolution, insolvency, bankruptcy, reorganization, or other similar proceedings affecting Seller. Notwithstanding any provisions of the Agreement to the contrary, in connection with any action by Purchaser against Guarantor, Guarantor shall have all of Seller’s defenses, offsets, counterclaims, rights, and claims against Purchaser contained in the Agreement or otherwise available at law or in equity. The provisions of this Joinder shall survive Closing for one hundred eighty (180) days at which time this Joinder will automatically terminate unless a claim for a breach of this Joinder has been timely instituted (in which event this Joinder shall survive until the resolution of the claim).

[Signature page follows]

Signature Page to Purchase and Sale Agreement

GUARANTOR:

Forestar Group, Inc.
a Delaware corporation

By:    /s/ Phillip J. Weber
Name:    Phillip J. Weber
Title:    Chief Executive Officer

Signature Page to Purchase and Sale Agreement

Joinder of Liquor License Permittee

Liquor License Permittee joins for the sole purpose of (and is not otherwise bound by the terms hereof) confirming its agreement to cooperate with Purchaser in accordance with the provisions of Section 8.3.1 and, in that if Purchaser or its designee is unable to obtain the Liquor Licenses for the Hotel prior to Closing, Liquor License Permittee will execute the Beverage Services Agreement as of the Closing Date.

CCA HOSPITALITY, INC.,
a Texas corporation

By:    /s/ David M. Grimm
Name:    David M. Grimm
Title:    Executive Vice President

Signature Page to Purchase and Sale Agreement

LIST OF EXHIBITS
Exhibit A    Form of Earnest Money Escrow Agreement
Exhibit B    Form of Owner Affidavit
Exhibit C    Form of Deed
Exhibit D    Form of Bill of Sale
Exhibit E    Form of Assignment and Assumption of Leases, Contracts, Licenses and Permits
Exhibit F    Form of Beverage Services Agreement

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